                                                                    Exhibit 99.1

                               POPULAR MASTER PLAN

                   MASTER DEFINED CONTRIBUTION RETIREMENT PLAN

                     AMENDED EFFECTIVE AS OF OCTOBER 1, 2001

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                                TABLE OF CONTENTS
                                -----------------

                                                                                 Page
                                                                                 ----
ARTICLE 1      CONSTRUCTIONS, INTENT AND APPLICABLE LAW ........................  2
               ----------------------------------------
               1.1      Construction ...........................................  2
               1.2      Intent .................................................  2
               1.3      Governing Law ..........................................  3

ARTICLE 2      DEFINITIONS .....................................................  4
               -----------
               2.1      "Actual Deferral Percentage" ...........................  4
               2.2      "Adoption Agreement" ...................................  4
               2.3      "Affiliate" ............................................  4
               2.4      "After-Tax Contributions" ..............................  4
               2.5      "After-Tax Contributions Account" ......................  4
               2.6      "Annuity Starting Date" ................................  4
               2.7      "Average Actual Deferral Percentage" ...................  5
               2.8      "Beneficiary" ..........................................  5
               2.9      "Compensation" .........................................  5
               2.10     "Disability" ...........................................  5
               2.11     "Early Retirement Age" .................................  5
               2.12     "Early Retirement Date .................................  5
               2.13     "Earned Income" ........................................  5
               2.14     "Effective Date" .......................................  6
               2.15     "1165(e) Plan" .........................................  6
               2.16     "Eligible Spouse" ......................................  6
               2.17     "Employee" .............................................  6
               2.18     "Employer" .............................................  6
               2.19     "Employer Contributions" ...............................  6
               2.20     "Employer Contributions Account" .......................  6
               2.21     "Employer Securities" ..................................  6
               2.22     "Entry Date" ...........................................  6
               2.23     "ERISA" ................................................  6
               2.24     "Excess Contributions" .................................  6
               2.25     "Excess Deferrals" .....................................  7
               2.26     "Highly Compensated Employee" ..........................  7
               2.27     "IRC" ..................................................  7
               2.28     "Matching Contributions" ...............................  7
               2.29     "Matching Contributions Account" .......................  7
               2.30     "Money Purchase Contributions" .........................  7
               2.31     "Non-Highly Compensated Employee" ......................  7
               2.32     "Normal Retirement Age" ................................  7
               2.33     "Normal Retirement Date" ...............................  7

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
               2.34     "Owner-Employee" .......................................      7
               2.35     "Participant" ..........................................      8
               2.36     "Plan" .................................................      8
               2.37     "Plan Administrator" ...................................      8
               2.38     "Plan Sponsor" .........................................      8
               2.39     "Plan Year" ............................................      8
               2.40     "Popular Master Plan" ..................................      8
               2.41     "Popular Master Plan Sponsor" ..........................      8
               2.42     "Pre-Tax Contributions" ................................      8
               2.43     "Pre-Tax Contributions Account" ........................      8
               2.44     "Profit-Sharing Contributions" .........................      8
               2.45     "Qualified Employer Deferral Contributions" ............      8
               2.46     "Qualified Matching Contributions" .....................      9
               2.47     "Qualified Matching Contributions Account" .............      9
               2.48     "Qualified Non-Elective Contributions" .................      9
               2.49     "Qualified Non-Elective Contributions Account" .........      9
               2.50     "Rollover Contributions" ...............................      9
               2.51     "Rollover Contributions Account" .......................      9
               2.52     "Self-Employed Individual" .............................     10
               2.53     "Spousal Consent" ......................................     10
               2.54     "Trust" ................................................     11
               2.55     "Trustee" ..............................................     11
               2.56     "Valuation Date" .......................................     11

ARTICLE 3      PARTICIPATION ...................................................     12
               -------------
               3.1      Initial Participation ..................................     12
               3.2      Termination of Participation ...........................     13
               3.3      Resumes Participation ..................................     13
               3.4      Rules Relating to Service ..............................     13
               3.5      Transfer of Employment .................................     19
               3.6      Benefits for Owner-Employees ...........................     20

ARTICLE 4      PRE-TAX CONTRIBUTIONS ...........................................     21
               ---------------------
               4.1      Eligibility ............................................     21
               4.2      Pre-Tax Contribution Election ..........................     21
               4.3      Collection of Pre-Tax Contributions ....................     22
               4.4      Limitations on Pre-Tax Contributions ...................     22
               4.5      Actual Deferral Percentage Test ........................     23
               4.6      Qualified Non-Elective Contributions ...................     24
               4.7      Qualified Matching Contributions .......................     25
               4.8      Monitoring Participant's Actual Deferral Percentages ...     25
               4.9      Excess Deferrals .......................................     27

ARTICLE 5      AFTER TAX CONTRIBUTIONS .........................................     28
               -----------------------
               5.1      Eligibility ............................................     28
               5.2      Limits on Amount .......................................     28
               5.3      After-Tax Contribution Election ........................     28
               5.4      Collection of After-Tax Contributions ..................     29

ARTICLE 6      EMPLOYER AND MATCHING CONTRIBUTIONS .............................     30
               -----------------------------------
               6.1      Eligibility ............................................     30
               6.2      Employer Contributions .................................     30
               6.3      Allocation of Employer Contributions ...................     32
               6.4      Matching Contributions .................................     32

ARTICLE 7      ROLLOVERS .......................................................     34
               ---------
               7.1      Rollover Contributions .................................     34

ARTICLE 8      VESTING .........................................................     35
               -------
               8.1      Vesting ................................................     35
               8.2      Full Vesting ...........................................     35
               8.3      Payment of Vested Interest .............................     35
               8.4      Forfeiture of Non-Vested Interest ......................     35
               8.5      Resumption of Employment ...............................     35
               8.6      Calculating Vested Interest After Withdrawal or
                        Distribution ...........................................     36

ARTICLE 9      IN-SERVICE WITHDRAWALS ..........................................     38
               ----------------------
               9.1      Withdrawal of Pre-Tax Contributions ....................     38
               9.2      Withdrawal of After-Tax Contributions ..................     40
               9.3      Withdrawal of Matching Contributions ...................     41
               9.4      Withdrawals of Profit-Sharing Contributions ............     41
               9.5      Withdrawals of Rollover Contributions ..................     42

ARTICLE 10     DISTRIBUTION OF BENEFITS ........................................     43
               ------------------------
               10.1     Methods of Distribution ................................     43
               10.2     Time of Distribution to Participant ....................     47
               10.3     Time of Distribution to Beneficiary ....................     50
               10.4     Small Account Balances .................................     52
               10.5     Nonliability ...........................................     52
               10.6     Missing Persons ........................................     52
               10.7     Beneficiaries ..........................................     53

ARTICLE 11     LOANS ...........................................................     54
               -----
               11.1     In General .............................................     54

ARTICLE 12     INVESTMENTS .....................................................     57
               -----------
               12.1     In General .............................................     57
               12.2     Participant Investment Directions ......................     57
               12.3     Rules for Exercise of Investment Options ...............     58
               12.4     Investment in Employer Stock ...........................     58

ARTICLE 13     ACCOUNTS ........................................................     60
               --------
               13.1     Separate Accounts ......................................     60
               13.2     Valuation and Allocation of Earnings and Losses to
                        Participants Accounts ..................................     60
               13.3     Allocation of Expenses .................................     61

ARTICLE 14     PLAN ADMINISTRATION .............................................     62
               -------------------
               14.1     Plan Administrator .....................................     62
               14.2     Plan Administration ....................................     62
               14.3     Compensation and Expenses ..............................     63
               14.4     Claims Procedures ......................................     63
               14.5     Agent for Legal Process ................................     65

ARTICLE 15     AMENDMENT, TERMINATION OR MERGER OF POPULAR MASTER PLAN AND PLAN      66
               ----------------------------------------------------------------
               15.1     Amendment by Popular Master Plan Sponsor ...............     66
               15.2     Amendment by the Plan Sponsor ..........................     66
               15.3     Restrictions on Amendments .............................     66
               15.4     Nonreversion ...........................................     67
               15.5     Termination of the Plan ................................     67
               15.6     Disposition and Termination of the Plan ................     68
               15.7     Merger of Employer and Plan ............................     68

ARTICLE 16     TRANSFERS FROM OR TO OTHER QUALIFIED PLANS ......................     69
               ------------------------------------------
               16.1     Transfers from Another Plan of the Employer ............     69
               16.2     Transfers to Other Plans ...............................     69

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
ARTICLE 17     QUALIFIED DOMESTIC RELATIONS ORDER ..............................     70
               ----------------------------------
               17.1     General ................................................     70
               17.2     Definitions ............................................     70
               17.3     Payments after the Earliest Retirement Age .............     71
               17.4     Treatment of Former Spouse as Surviving Spouse .........     71
               17.5     Procedures .............................................     71
               17.6     Procedures During Period of Determination ..............     72

ARTICLE 18     MISCELLANEOUS ...................................................     73
               -------------
               18.1     Non-Alienation and Non-Assignment of Benefits ..........     73
               18.2     Limitation on Rights Created by Plan ...................     73
               18.3     Allocation of Responsibilities .........................     74
               18.4     Current Address of Payee ...............................     74
               18.5     Application of Plan's Terms ............................     74
               18.6     Employers with Employees within and without Puerto Rico
                        or that are members of an affiliated group of
                        corporations or partnerships ...........................     74
               18.7     USERRA .................................................     75

         The Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan (the "Popular Master Plan") may be adopted through the execution of an adoption agreement (the "Adoption Agreement") as either a money purchase pension plan or a profit-sharing plan (the "Plan"), which may or may not, contain a cash or deferred arrangement. The Plans established hereunder are intended to qualify under Sections 1165(a), (e) and (g) of the Puerto Rico Internal Revenue Code of 1994, as amended and to comply with all applicable requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         By executing the Adoption Agreement, the Plan Sponsor has established a Plan governed by the provisions of the Adoption Agreement and this Popular Master Plan document for the benefit of the Plan Sponsor's eligible employees and the eligible employees of Affiliates to which the Plan Sponsor has extended participation and which the Affiliate has accepted. If a Plan Sponsor is interested in establishing more than one type of Plan, a separate Adoption Agreement must be executed for each Plan. The purpose of the Plan is to create a retirement fund intended to help provide for the future security of the Participants and their Beneficiaries. In no event shall any portion of the principal or income of the Popular Master Trust established by the Banco Popular de Puerto Rico and forming part of the Plan Sponsor's Plan, or the Trust established by the Plan Sponsor to form part of its Plan, be used for, or diverted to, any purpose other than the exclusive benefit of the Participants and their Beneficiaries, except as and to the limited extent otherwise specifically permitted under the Employee Retirement Income Security Act of 1974, as amended and the Puerto Rico Internal Revenue Code of 1994, as amended.

         The Plan consists of this Popular Master Plan Document, the Adoption Agreement executed by the Plan Sponsor, the Popular Master Trust established by Banco Popular de Puerto Rico and/or the Trust established by the Plan Sponsor, as each may be amended from time to time. The Popular Master Plan Sponsor is Banco Popular de Puerto Rico.

                               POPULAR MASTER PLAN

                   Master Defined Contribution Retirement Plan

                Copyright(C) 2001 by Banco Popular de Puerto Rico
                                       a.

                    CONSTRUCTIONS, INTENT AND APPLICABLE LAW

         a. Construction

         Whenever used in the Popular Master Plan document, unless the context clearly indicates otherwise, the masculine pronoun shall include the feminine, the singular shall include the plural and the plural the singular. The conjunction "or" shall include both the conjunctive and disjunctive, and the adjective "any" shall mean one or more or all. Unless the context indicates otherwise, the words "herein", "hereof", "hereunder" and words of similar import refer to the Popular Master Plan as a whole and not only to the section in which they appear. Article, section and paragraph headings have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. If any provision of the Popular Master Plan shall for any reason be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable and fully effective.

         b. Intent

         It is the intent that the Popular Master Plan shall at all times be a qualified plan and the Trust shall at all times be exempt from taxation under
Section 1165(a) of the IRC and Section 501(a) of the United States Internal Revenue Code of 1986, as amended (as provided in Section 1022(i)(1) of ERISA). It is also intended that the cash or deferred arrangement contained in the Popular Master Plan meet the requirements of Section 1165(e) of the IRC.

         The Popular Master Plan is a master plan which has received a favorable determination letter from the Puerto Rico Treasury Department (the "Department") under Section 1165 of the IRC and the regulations issued thereunder. Notwithstanding, each Plan Sponsor must obtain a separate favorable determination letter from the Department with regards to its Plan. Banco Popular de Puerto Rico will assist the Plan Sponsor with its request for a favorable determination letter and will, on behalf of the Plan Sponsor, file it with the Department. The Master Plan Sponsor shall be responsible for continuing the tax-qualified status of the Popular Master Plan pursuant to the IRC, compliance with ERISA, in particular with Title I thereof, and any applicable laws. The Plan Sponsor shall warrant and represent the it's Plan shall be operated in compliance with the IRC, ERISA and any other applicable laws. The Plan Sponsor is solely responsible for maintaining the tax qualified status of the Plan in operation. It shall be the duty of the Master Plan Sponsor to maintain the Popular Master Plan and the Plan, tax qualified in form.

         c. Governing Law

         The Popular Master Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico to the extent such laws have not been preempted by applicable federal law.

                                       b.

                                   DEFINITIONS

         Whenever used in the Popular Master Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         a. "Actual Deferral Percentage" shall mean, the ratio (expressed as a percentage to the nearest one-hundredths of one percent) of (1) the sum of Pre-Tax Contributions and Qualified Employer Deferral Contributions actually paid over to the Trust on behalf of each Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). For purposes of computing actual deferral percentages, an Employee who would be a Participant but for the failure to make Pre-Tax Contributions shall be treated as a Participant on whose behalf zero (0) Pre-Tax Contributions are made.

         b. "Adoption Agreement" shall mean the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan Adoption Agreement executed by the Plan Sponsor to establish or amend the Plan Sponsor's Plan and to specify optional provisions as part of the Plan Sponsor's Plan.

         c. "Affiliate" shall mean

         A. any corporation which is a member of the same controlled group of corporations (within the meaning of ERISA Section 210(c)) as is the Plan Sponsor, and

         B. any other trade or business (whether or not incorporated) under common control (within the meaning of ERISA Section 210(d)) with the Plan Sponsor.

         d. "After-Tax Contributions" shall mean voluntary contributions made by a Participant to the Plan during the Plan Year as described in Article 5.

         e. "After-Tax Contributions Account", with respect to a Participant, shall mean the account established under the Plan for such Participant representing the After-Tax Contributions plus any gains or losses allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom. Such account will be fully vested and nonforfeitable at all times.

         f. "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day in which all events have occurred which entitle the Participant to such benefit.

         g. "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Actual Deferral Percentage of Participants in a group.

         h. "Beneficiary" shall mean the person or persons (natural or otherwise) designated by a Participant or Beneficiary, or by the Plan, to receive any benefit payable upon the death of the Participant or Beneficiary.

         i. "Compensation", unless elected otherwise in the Adoption Agreement, shall mean with respect to any Participant total compensation paid by the Employer during the Plan Year that is currently includible in income for income tax purposes. Amounts contributed by the Employer under the Plan, except for Pre-Tax Contributions, and any nontaxable fringe benefits shall not be considered as Compensation. For a Self-Employed Individual, Compensation will mean his Earned Income.

         j. "Disability" shall mean a physical or mental condition which in the judgment of the Plan Administrator, based upon medical reports and other evidence satisfactory to the Plan Administrator, presumably permanently prevents an Employee from satisfactorily performing usual duties for the Employer or the duties of such other position or job which the Employer makes available and for which such Employee is qualified by reason of training, education, or experience. Qualification by an Employee for permanent Disability benefits under the social security system shall be deemed adequate evidence of Disability for purposes of this Plan.

         k. "Early Retirement Age" shall mean the early retirement date selected in the Adoption Agreement.

         l. "Early Retirement Date" shall mean the first day of any month coinciding with or following a Participant's attainment of Early Retirement Age.

         m. "Earned Income" shall mean, with respect to a Self-Employed Individual, the net earnings from self employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income producing factor. Net earnings will be determined without regard to items excluded from gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under IRC Section 1023(n).

         n. "Effective Date" shall mean the date elected in the Adoption Agreement.

         o. "1165(e) Plan" shall mean a profit sharing plan containing a cash or deferred arrangement qualified under Section 1165(e) of the IRC.

         p. "Eligible Spouse" shall mean that spouse to whom a Participant is married on either the Annuity Starting Date or the date of this death, whichever occurs earlier.

         q. "Employee" shall mean any person employed by the Employer, but excludes any person who is employed as an independent contractor. Employee includes a Self-Employed Individual and an Owner-Employee.

         r. "Employer" shall mean the Plan Sponsor and any other Employers named in the Adoption Agreement.

         s. "Employer Contributions" shall mean Profit-Sharing Contributions or Money Purchase Contributions made by the Employer to the Plan pursuant to the provisions of Article 6.

         t. "Employer Contributions Account", with respect to a Participant, shall mean the account established under the Plan for such Participant representing the Employer Contributions (and any forfeitures) plus any gains or losses allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom.

         u. "Employer Securities" shall mean stock issued by the Employer or an Affiliate and which is publicly traded on a nationally recognized stock exchange.

         v. "Entry Date" shall mean the date(s) elected in the Adoption Agreement on which Participants may commence participation in the Plan.

         w. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         x. "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

         A. The aggregate amount of Pre-Tax Contributions and Qualified Employer Deferral Contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

         B. The maximum amount of such contributions permitted by the actual deferral percentage test.

         y. "Excess Deferrals" shall mean those Pre-Tax Contributions that are includible in a Participant's gross income under IRC Section 1165(e)(7) to the extent such Participant's Pre-Tax Contributions for a taxable year exceed the lesser of 10% of the Participant's Compensation or $8,000 (or any other dollar limitation in effect in the future).

         z. "Highly Compensated Employee" shall mean, with respect to a Plan Year, any Employee who, determined on the basis of Compensation for such Plan Year, has Compensation greater than two-thirds (2/3) of all other Participants.

         aa. "IRC" shall mean the Puerto Rico Internal Revenue Code of 1994, as amended.

         bb. "Matching Contributions" shall mean contributions made by the Employer to the Plan on behalf of a Participant on account of a Participant's After-Tax or Pre-Tax Contributions.

         cc. "Matching Contributions Account", with respect to a Participant, shall mean the account established under the Plan for such Participant representing the Matching Contributions plus any gains or loss allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom.

         dd. "Money Purchase Contributions" shall mean contributions made by the Employer pursuant to a Money Purchase Pension Plan using the formula established in the Adoption Agreement. ee. "Non-Highly Compensated Employee" shall mean those Participants that are not Highly Compensated Employees.

         ee. "Non-Highly Compensated Employee" shall mean those Participants that are not Highly Compensated Employees.

         ff. "Normal Retirement Age" shall mean the later of:

         A.  Age sixty-five (65); or

         B. The Participant's age on the fifth anniversary of the first day of the Plan Year in which he/she commenced participation in the Plan.

         gg. "Normal Retirement Date" shall mean the first day of the month following the end of the Plan Year in which a Participant has attained Normal Retirement Age.

         hh. "Owner-Employee" shall mean an individual who is a sole proprietor, or who is a partner or shareholder owning more than 10 percent of either the capital or profits interest of a special partnership or corporation of individuals.

         ii. "Participant" shall mean any Employee who has become eligible to participate in the Plan and has not for any reason become ineligible to participate in the Plan.

         jj. "Plan" shall mean the Plan Sponsor's Plan as set forth in this Popular Master Plan Document and the Adoption Agreement executed by the Plan Sponsor, including all amendments to either document.

         kk. "Plan Administrator" shall mean the person or persons designated by the Plan Sponsor through duly approved resolutions of its Board of Directors, to control and manage the operation and administration of the Plan as provided in
Article 14.

         ll. "Plan Sponsor" shall mean the Employer establishing a Plan pursuant to the execution of an Adoption Agreement under this Popular Master Plan.

         mm. "Plan Year" shall mean the calendar year unless another Plan Year is specified in the Adoption Agreement.

         nn. "Popular Master Plan" shall mean the Master Defined Contribution Retirement Plan sponsored by Banco Popular de Puerto Rico, as set forth in this document.

         oo. "Popular Master Plan Sponsor" shall mean Banco Popular de Puerto Rico, or any successor thereof.

         pp. "Pre-Tax Contributions" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, pursuant to a salary reduction agreement or other deferral mechanism.

         qq. "Pre-Tax Contributions Account", with respect to a Participant, shall mean the account established under the Plan for such Participant representing the Pre-Tax Contributions plus any gains or losses allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom. Such account will be fully vested and nonforfeitable at all times.

         rr. "Profit-Sharing Contributions" shall mean contributions made by the Employer pursuant to a Profit-Sharing Plan.

         ss. "Qualified Employer Deferral Contributions" shall mean Qualified Non-Elective Contributions and Qualified Matching Contributions which are taken into account under this Plan, and any other qualified plans that are maintained by the Employer which are aggregated with this Plan under section 4.5B. and C., in determining a Participant's Actual Deferral Percentage.

         tt. "Qualified Matching Contributions" shall mean Matching Contributions which are taken into account under the Plan in determining a Participant's Actual Deferral Percentage. In order for Matching Contributions to be considered as Qualified Matching Contributions, the Matching Contributions must be one hundred percent (100%) vested and nonforfeitable when made and must not be distributable under the Plan to Participants or their Beneficiaries earlier than provided in section 4.4C.

         uu. "Qualified Matching Contributions Account", with respect to a Participant, shall mean the account established under the Plan for such Participant representing the Qualified Matching Contributions plus any gains or losses allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom. Such account will be fully vested and nonforfeitable at all times.

         vv. "Qualified Non-Elective Contributions" shall mean contributions made by the Employer to this Plan (other than Pre-Tax Contributions and Matching Contributions) which are taken into account in determining a Participant's Actual Deferral Percentage and which the Participant may not elect to receive in cash until distributed from the Plan. In order for such contributions to be considered as Qualified Non- Elective Contributions, they must be one hundred percent (100%) vested and nonforfeitable when made and must not be distributable under the terms of the Plan to Participants or their Beneficiaries earlier than provided in section 4.4C.

         ww. "Qualified Non-Elective Contributions Account", with respect to a Participant, shall mean the account established under the Plan for such Participant representing the Qualified Non-Elective Contributions plus any gains or losses allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom. Such account will be fully vested and nonforfeitable at all times.

         xx. "Rollover Contributions" shall mean contributions to the Plan as described in Article 7.

         yy. "Rollover Contributions Account", with respect to a Participant, shall mean the account established under the Plan for such Participant representing the Rollover Contributions plus any gains or losses allocated thereto, in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom. Such account will be fully vested and nonforfeitable at all times.

         zz. "Self-Employed Individual" shall mean an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, or an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

         aaa. "Spousal Consent" shall mean the Eligible Spouse's written consent which acknowledges the effect of the Participant's election and is witnessed by the Plan Administrator (or any Plan representative appointed by the Plan Administrator for such purposes) or a notary public. The written consent shall specify the nonspouse Beneficiary, if any (and, in the case of a Participant's election to waive a qualified joint and survivor annuity, the alternate form of distribution elected). A Spousal Consent shall be irrevocable unless the Participant changes his Beneficiary designation or revokes his election to waive the qualified joint and survivor annuity or the qualified pre-retirement survivor annuity, as applicable; upon such event, a consent shall be deemed to be revoked. Notwithstanding the foregoing, Spousal Consent is not required if the Participant establishes to the satisfaction of a Plan Administrator that such written consent may not be obtained because there is no Eligible Spouse or that the Eligible Spouse cannot be located. In addition, no Spousal Consent is necessary if the Participant has been legally separated or abandoned within the meaning of local law and the Participant provides the Plan Administrator with a court order to that effect, so long as such court order does not conflict with a qualified domestic relations order as defined in Article 17. If the Eligible Spouse is legally incompetent to consent, the Eligible Spouse's legal guardian may consent on his/her behalf, even if the legal guardian is the Participant.

         bbb. "Trust" shall mean the Popular Master Trust established by Banco Popular de Puerto Rico in relation to the Popular Master Plan and adopted by the Plan Sponsor as part of its Plan and/or the separate trust established by the Plan Sponsor for purposes of the Plan, as specified in the Adoption Agreement, in both cases for the safekeeping and investment of Plan assets and the payment of the benefits provided by the Plan.

         ccc. "Trustee" shall mean Banco Popular de Puerto Rico or such other person appointed in the Adoption Agreement.

         ddd. "Valuation Date" shall mean the last business day of the Plan Year or such other date or dates specified in the Adoption Agreement.

                                       c.

                                  PARTICIPATION

         a.   Initial Participation

         An Employee shall become a Participant in the Plan in accordance with the following requirements:

         A. Each Employee who, on the Effective Date of the Plan, has complied with the minimum age and service requirements specified in the Adoption Agreement will become a Participant as of such date.

         B. Each Employee (other than one who is a Participant under subsection a. above) will become a Participant on the Entry Date immediately following the date in which he complies with the minimum age and service requirements specified in the Adoption Agreement.

         C. Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, where retirement benefits were the subject of good faith bargaining with the Employer and the agreement does not call for his inclusion in the Plan and Employees who are nonresidents of Puerto Rico are not allowed to participate in the Plan.

         D. Unless specified otherwise in the Adoption Agreement, the Entry Dates will be the first day of the first and seventh months of the Plan Year (January 1 and July 1 for calendar year Plans). If the Adoption Agreement provides for additional or other Entry Dates, the Entry Dates will be as so specified; provided that the first day of the Plan Year will always be an Entry Date.

         E. If the Plan permits Pre-Tax Contributions or After-Tax Contributions, each Employee who has become a Participant under the preceding subsections of this section may make Pre-Tax Contributions and/or After-Tax Contributions subject to the applicable provisions of the Plan and the Adoption Agreement, and such an Employee will be considered a Participant even if he elects not to make Pre-Tax Contributions or After-Tax Contributions. However, an Employee may not make Pre-Tax Contributions and/or After-Tax Contributions before the date the Employer signs the Adoption Agreement.

         b.   Termination of Participation

         An Employee will cease to be a Participant when he is no longer eligible to participate in the Plan due either to a change in his employment status or to the termination of his service as an Employee because of Disability, death, retirement or any other reason.

         c.   Resumes Participation

         If a former Participant returns to service with the Employer, he will resume participation in the Plan immediately upon his return.

         d.   Rules Relating to Service

         The rules and definitions regarding the computation of years of service for purposes of determining eligibility to participate in the Plan and vesting will be as follows:

         A. Hours of Service Method. The definitions and rules in this subsection will apply to Plan Sponsors who in the Adoption Agreement elected to have Employees' service determined under the hours of service method.

              1. Employment Commencement Date means the date on which an Employee first performs an hour of service; or, in the case of an Employee who has incurred one or more breaks in service, as defined below, such Employee's employment commencement date shall mean the date on which such Employee first performs an hour of service following such breaks in service.

              2. Eligibility Computation Period, with respect to an Employee, means the period of twelve (12) consecutive months commencing on an Employee's most recent employment commencement date, or any anniversary thereof, in which he is credited with at least 1000 hours of service.

              3. Year of Service, with respect to an Employee, means an eligibility computation period during which an Employee completes at least 1,000 hours of service regardless of whether such Employee is in service continuously during all of such eligibility computation period. An Employee who completes one thousand (1,000) hours of service during an eligibility computation period shall not be deemed to have completed a year of service until the last day of such eligibility computation period regardless of when such Employee completes such one thousand (1,000) hours of service.

         4.   Hours of Service:

              a. each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties for the Employer during any eligibility computation period. These hours will be credited to the Employee for the eligibility computation period in which the duties are performed;

              b. each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence, no more than 501 hours of service shall be credited under this subsection b. to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs within a single eligibility computation period). Hours under this subsection b. will be calculated and credited under United States Department of Labor Regulations, 29 C.F.R. (S)2530.200b-2(b) and (c), which are incorporated herein by this reference;

              c. each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service shall not be credited both under subsections a. or b., as the case may be, and under this subsection c.; and no more than 501 hours of service shall be credited under this subsection c. with respect to payments of back-pay, to the extent that such pay is agreed to or awarded for a period of time described in subsection b. during which the Employee did not perform or would not have performed any duties. These hours will be credited to the Employee for the eligibility computation period(s) to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made;

              d. in addition to hours credited to an Employee under subsections a. through c. above, an Employee will be credited with the number of hours (not exceeding 40 for a full week or pro rata portion of 40 for a partial week) he normally would have worked except for the fact that he was absent on one of the following types of unpaid absence: (i) leave of absence for a period authorized by the Employer under a leave policy applied uniformly to all Employees, provided he returns to service with the Employer at or before the expiration of such period; or (ii) leave of absence for service in the armed forces of the United States, provided he returns to service with the Employer within the period during which his reemployment rights are protected by law; and

                   e. solely for purposes of determining whether a break in service, as defined in subsection 5, has occurred in an eligibility computation period, an Employee who is absent from work for maternity or paternity reasons will receive credit for the hours of service which would otherwise have been credited to such Employee but for such absence, (or in any case in which such hours cannot be determined, eight hours of service per day of such absence). For purposes of this subsection e., an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of a birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the Employee's adoption of such child, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. No more than 501 hours of service shall be credited under this subsection e. The hours of service credited under this subsection e. will be credited (i) in the eligibility computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (ii) in all other cases, in the following eligibility computation period if necessary to prevent a break in service in that eligibility computation period.

              5. Break in Service, with respect to an Employee, means a computation period during which such Employee does not complete more than five hundred (500) hours of service. Transfer of employment from an Employer to another shall not in and of itself cause a break in service.

              6. Vesting Computation Period, for purposes of computing an Employee' nonforfeitable right to his Employer Contributions Account and/or Matching Contributions Account, an Employee's vesting computation period(s) will be the period of twelve (12) consecutive months commencing on an Employee's most recent employment commencement date, or any anniversary thereof, in which he is credited with at least 1000 hours of service.

              7. Counting Years of Service for Participation, all of an Employee's years of service with the Employer are counted toward meeting the Plan's participation eligibility requirement (if any), except that, if the Plan provides for 100% vesting after two years or less of service, service before a break in service which occurs before the Employee satisfies the Plan's requirement for eligibility will be disregarded. However, the preceding sentence will not apply if the Employer's Plan is a 1165(e) Plan.

                   If the service requirement to become a Participant as specified in the Adoption Agreement includes a fractional year, an Employee will not be required to complete any minimum number of hours of service to receive credit for such fractional year.

              8. Counting Years of Service for Vesting. For purposes of determining a Participant's vested percentage, all of his years of service will be counted, except that, if the Plan specifically so provided, the following years of service will not be counted:

                   a.  years of service completed before age 18;

                   b. years of service before the Employer maintained the Plan or a predecessor plan.

                   A plan is a predecessor plan if it was terminated on or after the date it was required to comply with ERISA and within five years before or after the Effective Date of the Plan. A plan is not treated as a predecessor plan with respect to an Employee unless he was a participant in such plan.

              9.   Service With Other Organizations.

                   a. To determine whether an Employee is a Participant and to determine his vested percentage, an Employee will receive credit for Hours of Service under section 3.4A.4 for employment with the Employer and any Affiliate. Service credited under this paragraph shall be limited to the period that the other entities were related to the Employer in the manner described in section
2.3 of the Popular Master Plan document, unless the Plan Sponsor has elected in the Adoption Agreement to recognize service with any such entity for any period prior to the time such relationship commenced.

                   b. If the Employer maintains a plan of a predecessor employer, service with the predecessor employer will be treated as service with the Employer.

                   c. If not treated as service with the Employer under section 3.4A.9.b above, service with any entity specifically so designated in the Adoption Agreement will be treated as service with the Employer.

         B. Elapsed Time Method. The definitions and rules in this subsection will apply to Plan Sponsors who in the Adoption Agreement elected to have Employees' service determined under the elapsed time method.

              1.   Service

                   a. In General. Service of an Employee includes all of the following:

                       i. any period of service, as defined below, whether or not continuous; and

                       ii. for a reemployed Employee, any period of severance provided that his reemployment commencement date occurs within one year after his severance date.

                   b. Year of Service. To determine an Employee's years of service, all of his service will be aggregated and each 365 days of such aggregated service will constitute a year of service. If any provision of the Plan calls for completion of a fractional year of service, such fraction of 365 days of the Employee's aggregated service will satisfy the provision; for example, if one-half year of service is required, then such requirement will be met when the Employee's aggregated service equals 183 days.

              2.   Definitions Relating to Service

                   a. Period of Service shall mean an Employee's service, beginning on his employment commencement date or reemployment commencement date and ending on his severance date.

                   b. Employment Commencement Date. An Employee's employment commencement date is the date on which he first completes an hour of service, as defined below.

                   c. Reemployment Commencement Date. In the case of an Employee who has a period of severance which is not taken into account under subsection 1.a.ii., the reemployment date is the date on which he first completes an hour of service after such period of severance.

                   d. Period of Severance. A period of severance of an Employee means a period beginning on his severance date and, if applicable, ending on his reemployment commencement date.

         In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the date of such absence will constitute a year of service; the first anniversary of the first date of such absence will be treated as neither a period of service nor a period of severance; any period after the 24-consecutive month period beginning on the date of such absence will constitute a period of severance. For purposes of this section, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the Employee's adoption of such child, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         Each Employee will share in Employer Contributions and Matching Contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee severs employment with the Employer or is no longer a Participant.

                   e. Severance from Service Date. An Employee's severance from service date is the earlier of:

                       i. the date on which he quits, retires, is discharged or dies, or

                       ii. the first anniversary of the first day of a period during which he is absent (with or without compensation) from performing duties for the Employer for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, leave of absence or layoff. Transfer of employment from an Employer to another shall not be considered a Severance from Service.

                   f. Hour of Service. Hour of service is an hour for which the Employee is paid or entitled to payment for the performance of duties for the Employer.

              3. Counting Years of Service for Participation. All of an Employee's years of service with the Employer are counted toward meeting the Plan's participation requirement (if any), except that, if the Plan provides for 100% vesting after two years or less of service, service will be disregarded if it was completed before a period of severance of one year or more which occurs before the Employee satisfied the Plan's service requirement for eligibility. However, the preceding sentence will not apply if the Employer's Plan is an 1165(e) Plan.

           4. Counting Years of Service for Vesting. For purposes of determining a Participant's vested percentage, all of his years of service will be counted except that, if the Plan so provides, the following years of service will not be counted:

              a. service completed before age 18;

              b. service before the Employer maintained this Plan or a predecessor Plan.

           A plan is a predecessor plan if it was terminated on or after the date it was required to comply with ERISA and within five years before or after the Effective Date of this Plan. A plan is not treated as a predecessor plan with respect to an Employee unless he was a participant in such plan.

           5. Service With Other Organizations.

              a. To determine whether an Employee is a Participant and to determine his vested percentage, an Employee will receive credit for Hours of Service under section 3.4A.4 for employment with the Employer and any Affiliate. Service credited under this paragraph shall be limited to the period that the other entities were related to the Employer in the manner described in section
2.3 of the Popular Master Plan document, unless the Plan Sponsor has elected in the Adoption Agreement to recognize service with any such entity for any period prior to the time such relationship commenced.

              b. If the Employer maintains a plan of a predecessor employer, service with the predecessor employer will be treated as service with the Employer.

              c. If not treated as service with the Employer under section 3.4B.5.b above, service with any entity specifically so designated in the Adoption Agreement will be treated as service with the Employer.

     e. Transfer of Employment

     A Participant who ceases to be a member of a class of employees eligible to participate in the Plan who becomes a member of another class of employees eligible to participate in another plan of the Employer shall have, to the extent not otherwise prohibited by the IRC or ERISA, his Employer Contributions Account, After-Tax Contributions Account, Pre-Tax Contributions Account, Qualified Matching Contributions Account, Qualified Non-Elective Contributions Account and Rollover

Contributions Account transferred to the new plan in which he is eligible to participate. Vesting shall continue in accordance with the terms of the new plan.

     f. Benefits for Owner-Employees

     A. If the Plan provides contributions or benefits for one or more Owner-Employees who together control the trade or business with respect to which the Plan is established, and who also control as Owner-Employees, one or more other trades or businesses, the Plan and plans established with respect to such other trades or businesses must, when looked at as a single plan, satisfy Sections 1165(a) and (g) of the IRC with respect to the Employees of the trade or business with respect for which the Plan is established and all such other trades or businesses. If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of each other trades or businesses must be included in a plan which satisfies the requirements of Sections 1165(a) and (g) of the IRC and which provides contributions and benefits not less favorable than those provided for such Owner-Employee under the Plan. If an individual is covered as an Owner-Employee under two or more additional plans of trades or businesses not controlled by him, and the individual controls one or more other trades or businesses, the contributions or benefits of the Employees under the plan of the trade or business controlled by him must be at least as favorable as those provided for him under the plan of the trade of business not controlled by him. For purposes of this subsection, an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if such Owner-Employee, or such two or more Owner-Employees together:

        1. own the entire interest in an unincorporated trade or business, or

        2. in the case of a special partnership or corporation of individuals, own more than 50 percent of either the capital interest or the profits interest in such partnership or corporation of individuals.

     For purposes of the preceding sentence, an Owner-Employee or two or more Owner-Employees shall be treated as owning any interest in a special partnership or corporation of individuals which is owned, directly or indirectly, by a special partnership or corporation of individuals, which such Owner-Employee or such two or more Owner-Employees are considered to control within the meaning of the preceding sentence.

                                       d.

                              PRE-TAX CONTRIBUTIONS

     a. Eligibility

     A. If the Employer's Plan is a profit-sharing plan an Employee who meets the participation requirements of section 3.1 may elect to, if the Adoption Agreement so provides,

        1. elect to make Pre-Tax Contributions under IRC Section 1165(e), or

        2. elect to not make Pre-Tax Contributions under IRC Section 1165(e) and receive cash instead.

     b. Pre-Tax Contribution Election

     The Participant may file a written election with the Plan Administrator indicating (i) the amount, of Pre-Tax Contributions he wishes to make and agreeing to reduce his Compensation by such amount, or (ii) electing to not make Pre-Tax Contributions and not have his Compensation reduced. Either election may be filed in such manner as the Plan Administrator may provide. If the Plan Sponsor so elects in the Adoption Agreement and unless the Employee elects otherwise, each Employee shall be deemed to have made an election to make a Pre-Tax Contribution equal to the percentage of the Employee's Compensation selected by the Plan Sponsor in the Adoption Agreement. Subject to any rules specified in the Adoption Agreement or established by the Plan Administrator, a Participant may increase, decrease, discontinue or resume his Pre-Tax Contributions during a Plan Year by filing an appropriate form with the Plan Administrator or in such other manner as the Plan Administrator may provide. A discontinuance of Pre-Tax Contributions will be effective as soon as reasonably practicable after the Plan Administrator's receipt of the Participant's election form. An increase or decrease of Pre-Tax Contributions, or a resumption after a discontinuance, will be effective as of the Entry Date next following the Participant's timely election.

     No change under the preceding paragraph may cause a Participant's Pre-Tax Contributions to exceed the maximum provided for under section 4.4.

     The Plan Administrator, with the approval of the Popular Master Plan Sponsor, may establish reasonable rules of uniform application governing Participants' elections and changes. Such rules may include the number and frequency of elections or changes during any Plan Year, effective dates for elections or changes (for example, the first day of the payroll period coinciding with or next following the applicable election or change date), cutoff dates for timely filing of elections or changes, and other rules to facilitate operation of this article.

     Notwithstanding the preceding, a Participant will be permitted to change his election at least once each year.

     c. Collection of Pre-Tax Contributions

     The Employer will collect Participants' Pre-Tax Contributions using payroll procedures. The Employer will transfer the amounts collected to the Trustee as of the earliest date when such contributions can reasonably be segregated from the Employer's general assets, but not later than fifteen (15) business days after the end of the month in which such amounts would otherwise have been payable to the Participant in cash.

     d. Limitations on Pre-Tax Contributions

     A. Limits on Pre-Tax Contributions. The minimum amount of Pre-Tax Contributions the Participant may elect to make is one percent (1%) of his Compensation. Pre-Tax Contributions may not exceed the lesser of: (1) ten percent (10%) of the Participant's Compensation up to a maximum of $8,000 (or any other dollar limitation under the IRC in the future) in any calendar year;
(2) the maximum amount permitted under section 4.5 for Highly Compensated Employees for any Plan Year; or (3) any maximum or other limitation imposed by the Plan Administrator. The Plan Administrator shall be responsible for ensuring compliance with these limitations on Pre-Tax Contributions.

     If a Participant makes Pre-Tax Contributions in a calendar year equal to the legal applicable maximum, his Pre-Tax Contributions will immediately cease.

     B. Limits due to Withdrawals. Notwithstanding section 4.1 and section 4.4A. above, a Participant who makes a withdrawal on account of a financial hardship under section 9.1 may not make Pre-Tax Contributions or After-Tax Contributions hereunder (or under any other Plan maintained by the Employer) for a period of 12 months following the date of the in-service withdrawal. Also, in the taxable year following the date of the withdrawal, such a Participant may not make Pre-Tax Contributions which, when added to his Pre-Tax Contributions made during the taxable year of the withdrawal, exceed the amount specified in subsection A. above.

     C. Limits on Distributions. Pre-Tax Contributions may not be distributed to Participants or their Beneficiaries earlier than:

        1. separation from service, death or Disability,

        2. termination of the Plan without the establishment of a successor plan,

        3. the date of the sale or other disposition to an unrelated entity of substantially all of the assets used by the Employer in a trade or business, provided the Employee continues in employment with the purchaser of the assets,

        4. the date of sale or other disposition to an unrelated entity of a subsidiary of the Employer, provided the Employee continues in employment with the subsidiary,

        5. reaching the age of fifty-nine and a half (59 1/2) years, or

        6. a case of financial hardship, as defined in section 9.1.

     e. Actual Deferral Percentage Test

     A. As of the last day of each Plan Year, the Average Actual Deferral Percentages of Highly Compensated Employees (such average is called the HCE-ADP in this section) may not exceed the Average Actual Deferral Percentages of Non-Highly Compensated Employees (such average is called the NHCE-ADP in this section) by more than the amount specified in the following table:


     If NHCE-ADP is:                 HCE-ADP may not exceed:
     less than 2%                    two times NHCE-ADP
     2% but less than 8%             two percentage points more than NHCE-ADP
     8% or higher                    10%

     The determination and treatment of Participant's Actual Deferral Percentages will be subject to the requirements of any applicable regulations under ERISA or the IRC.

     B. The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Pre-Tax Contributions (and, if applicable, to receive Qualified Employer Deferral Contributions allocated to his accounts) under two or more arrangements described in IRC Section 1165(e) that are maintained by the Employer, shall be determined as if such Pre-Tax Contributions (and, if applicable, such Qualified Employer Deferral Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

     C. In the event that this Plan satisfies the requirements of IRC Sections 1165(e), 1165(a)(3) or 1165(a)(4) only if aggregated with one or more other Plans, or if one or more other Plans satisfy the requirements of such Sections of the IRC only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Employees as if all such Plans were a single Plan.

     D. For purposes of determining the Actual Deferral Percentage test, Pre-Tax Contributions and Qualified Employer Deferral Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

     E. The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Employer Deferral Contributions used in such test.

     f. Qualified Non-Elective Contributions

     If the Plan provides for Profit-Sharing Contributions and such contributions meet the requirements of this section, then, subject to the requirements of applicable regulations, the Plan Administrator may elect to treat all or part of such contributions as Qualified Non-Elective Contributions which will be considered Qualified Employer Deferral Contributions for purposes of the Actual Deferral Percentage test of section 4.5, above.

     Profit-Sharing Contributions meet the requirements of this section if they are always fully vested when made, and they are subject to the limitations on distribution of section 4.4C. Also, any Profit-Sharing Contributions not treated as Qualified Employer Deferral Contributions under the preceding paragraph must be nondiscriminatory under IRC Section 1165(a)(4).

     In lieu of distributing Excess Contributions as provided in section 4.8A. of the Plan, the Employer may make Qualified Non-Elective Contributions under the Plan on behalf of Non-Highly Compensated Employees in an amount as is needed to meet the Actual Deferral Percentage test. In such case, the allocation of Qualified Non-Elective Contributions shall be made only to the accounts of Participants who are Non-Highly Compensated Employees in the ratio that each Participant's

Compensation for the Plan Year bears to the Compensation of all such Participants for such Plan Year.

     g. Qualified Matching Contributions

     Generally, Matching Contributions will not be included in determining a Participant's Deferral Percentage. However, if the Plan provides for Matching Contributions and such contributions meet the requirements of this section, the Plan Administrator may elect to treat all or part of such contributions as Qualified Matching Contributions which will be considered Qualified Employer Deferral Contributions for purposes of the Actual Deferral Percentage tests of section 4.5 above.

     Matching Contributions meet the requirements of this section if they are fully vested when made, and they are subject to the limitations on distribution of section 4.4C.

     Qualified Matching Contributions will be taken into account as Qualified Employer Deferral Contributions for purposes of calculating the Actual Deferral Percentages, subject to such other requirements as may be prescribed by the Puerto Rico Secretary of the Treasury and shall be made as are needed to meet the Actual Deferral Percentage test. The Employer will make Qualified Matching Contributions to the Plan on behalf of Participants who are Non-Highly Compensated Employees who make either Pre-Tax Contributions and/or After-Tax Contributions to the Plan.

     h. Monitoring Participant's Actual Deferral Percentages

     The Plan Administrator (or an administrative service provider - which may be the Trustee or the Popular Master Plan Sponsor - retained by the Plan Administrator to perform recordkeeping and other administrative duties) will monitor Participants' Actual Deferral Percentages to insure compliance with the requirements of section 4.5 above. Any adjustments in Participants' elections or Actual Pre-Tax Contributions necessary to meet the requirements of section 4.5 will be made as follows: the Plan Administrator will reduce the Actual Deferral Percentage of the participating Highly Compensated Employee who has the highest Actual Deferral Percentage until it reaches the Actual Deferral Percentage of the next participating Highly Compensated Employee(s) with the next highest Actual Deferral Percentage; then the Plan Administrator will reduce the Actual Deferral Percentages of both or all such participating Highly Compensated Employees until they reach that of the Highly Compensated Employee(s) with the then next highest Actual Deferral Percentage; and so on. The foregoing reductions will be made only to the extent necessary to meet the requirements of section 4.5.

     A. Excess Contributions. The Plan Administrator will adjust Pre-Tax Contributions elections by Highly Compensated Employees in accordance with the preceding paragraph at such time or times before or during a Plan Year as the Plan Administrator deems advisable to insure that the requirements of section
4.5 are met as of the last day of the Plan Year.

        If, notwithstanding the preceding sentence, the requirements of section
4.5 are not met as of the last day of a Plan Year, such adjustments may be made after the end of a Plan Year in one or a combination of the following ways: (i) paying to a Participant the amount of his Excess Contributions plus earnings (or losses) on such excess, (ii) recharacterizing the Excess Contributions of such a Participant as After-Tax Contributions during such year, or (iii) in the Employer's discretion, by making Qualified Non-Elective Contributions or Qualified Matching Contributions that meet the requirements of section 4.6 or 4.7, respectively, on behalf of Non-Highly Compensated Employees in the amount needed so that the requirements of section 4.5 are met. For purposes of the preceding sentence, any such payment or recharacterization of Excess Contributions will be designated as such by the Employer, and will be made by the end of the succeeding Plan Year. However, the amount to be paid or recharacterized will be reduced by any amounts relating to such Plan Year previously withdrawn by the Participant. For purposes of clause (ii) of this paragraph, recharacterizing will be available only if the Adoption Agreement permits After-Tax Contributions.

        Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Pre-Tax Contributions. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other After-Tax Contributions made by that Employee would exceed any stated limit provided in the Adoption Agreement, or by the Puerto Rico Secretary of the Treasury, on After-Tax Contributions. Recharacterized amounts will be taxable to the Participant in the tax year in which the Participant would have received them in cash.

        Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof.

        Excess Contributions shall be distributed from the Participant's Pre-Tax Contributions Account and Qualified Matching Contributions Account (if applicable) in proportion to the Participant's Pre-Tax Contributions and Qualified Matching Contributions (to the extent used in the Actual Deferral Percentage test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-Elective Contributions Account only to the extent that such Excess Contributions exceed the balance in the Participant's Pre-Tax Contributions Account and Qualified Matching Contributions Account.

        A distribution of Excess Contributions under this section may be made notwithstanding any otherwise applicable restrictions or Spousal Consent requirements on in-service withdrawals or distributions.

     i. Excess Deferrals

     Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Deferrals were assigned for the preceding year and who claims Excess Deferrals for such taxable year. A withdrawal of an Excess Deferral under this section may be made notwithstanding any otherwise applicable restrictions or Spousal Consent requirement on in-service withdrawals. The amount of any Excess Deferrals to be withdrawn under this section will be reduced by any amounts previously distributed or recharacterized under section 4.8.

                                       e.

                             AFTER TAX CONTRIBUTIONS

     a. Eligibility

     If the Adoption Agreement so provides, an Employee may elect to make After-Tax Contributions. After-Tax Contributions are voluntary and no Employee will be required to make such contributions. After-Tax Contributions Accounts are fully vested and nonforfeitable at all times.

     b. Limits on Amount

     The minimum amount of After-Tax Contributions a Participant may elect is 1 percent of his Compensation. After-Tax Contributions for any Plan Year may not exceed the lesser of 10% of the Aggregate Compensation paid to the Employee during all the years he or she has been a Plan Participant or any other limitation imposed by the Plan Administrator. The Plan Administrator shall establish such written policies, restrictions and rules pertaining to After-Tax Contributions as may be necessary for Plan administration or for compliance with the IRC. The Plan Administrator shall adjust in the future this maximum limitation as needed to ensure that the Plan shall meet any limits prescribed by the IRC and Regulations thereunder. Additional restrictions on After-Tax Contributions may apply in certain cases to Participants who make an in-service withdrawal on account of a financial hardship under section 9.1. (See the first sentence of section 4.4B.) The Plan Administrator shall be responsible for ensuring compliance with the limitations on After-Tax Contributions.

     c. After-Tax Contribution Election

     The procedures for electing and changing After-Tax Contributions will be similar to those described in section 4.2.

     d. Collection of After-Tax Contributions

     The Employer will collect Participants' After-Tax Contributions using payroll or other procedures.

     The Employer will transfer the amounts collected to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but not later than fifteen (15) business days after the end of the month in which such amounts are received by the Employer or the date on which such amounts would otherwise have been payable to the Participant in cash.

                                       f.

                       EMPLOYER AND MATCHING CONTRIBUTIONS

     a. Eligibility

     If the Adoption Agreement so provides, the Employer will make Employer Contributions (Money Purchase Contributions or Profit-Sharing Contributions) and/or Matching Contributions to all Participants pursuant to the provisions of this Article 6. Participants will have a vested and nonforfeitable interest in their Employer Contributions Account and Matching Contributions Account in accordance with the vesting schedule specified in the Adoption Agreement.

     b. Employer Contributions

     A. In General. For each Plan Year that the Plan is in effect, the Employer will make Employer Contributions (Money Purchase Contributions or Profit-Sharing Contributions) in cash, the amount (if any) to be determined according to the provisions of this Article. If, due to miscalculation or error, the Employer Contributions exceed the amount prescribed or determined by the Employer, such excess may, at the election of the Employer, be treated as a contribution for the succeeding Plan Year or years.

     The Employer Contribution may be paid in a single sum or installments, but the total amount will be paid to the Trustee not later than the time (including extensions thereof) prescribed by law for filing the Employer's Puerto Rico income tax return for its taxable year ending with or within the Plan Year.

     B. Money Purchase Pension Plans. If pursuant to the Adoption Agreement the Plan is a money purchase pension plan, the following provisions will apply:

        1. Money Purchase Contribution. For each Plan Year the Employer will contribute an amount which will equal the contribution required for all Participants entitled to receive an allocation for such year under the contribution formula elected in the Adoption Agreement.

        2. Maximum Contribution. Employer Contributions to the Plan shall not exceed the maximum amount which the Employer may deduct under IRC Section 1023(n), or any successor provision or similar statutory provisions hereafter enacted.

        3. Forfeitures. Forfeitures will be applied as specified in the Adoption Agreement. No forfeitures will occur solely as a result of an Employee's withdrawal of Employee contributions. Forfeitures will be allocated in the same proportion that a Participant's Compensation bears to the total Compensation of all Participants.

        C. Profit-Sharing Plans. If pursuant to the Adoption Agreement the Plan is a profit-sharing plan, the following provisions will apply:

           1. Profit-Sharing Contribution. If specified in the Adoption Agreement, for each Plan Year in which the Plan is in effect, the Employer shall make contributions to the Trust in such amounts as it may determine; the Employer will not be obligated to contribute any particular amount in a Plan Year or to make any contribution at all in any particular Plan Year.

           2. Maximum Contribution. All Employer Contributions to the Plan shall be made out of Net Profits and shall not exceed the lesser of:

              a. The Employer's Net Profits; or

              b. The maximum amount permitted to be deducted by the Employer under IRC Section 1023(n), or any successor or similar statutory provisions hereafter enacted.

           3. Net Profits Defined. "Net Profits" for purposes of this formula shall mean, in the case of a for profit Employer, the taxable income of the Employer as determinable for Puerto Rico income tax purposes, without any deduction for taxes based upon income or for contributions made by the Employer under the Plan or to any other qualified plans maintained by the Employer and including any undistributed Net Profits from prior years, after deduction of taxes based upon income and contributions made by the Employer under the Plan or any other qualified plans maintained by the Employer. In the case of an Employer that is an insurance company, "Net Profits" shall mean the net income as presented on the insurance company's financial statements for the year in question prepared in accordance with generally accepted accounting principles, without any deduction for taxes based upon income or for contributions made by the Employer under the Plan or to any other qualified plans maintained by the Employer and including any retained earnings after deduction of taxes based upon income and contributions made by the Employer under the Plan or any other qualified plans maintained by the Employer. In the case of a not-for profit Employer, "Net Profits" shall mean the surplus of the Employer as determinable for Puerto Rico income tax purposes, without any deduction for contributions made by the Employer under the Plan or to any other qualified plans maintained by the Employer and including any accumulated surplus from prior years, after deduction of contributions made by the Employer under the Plan or any other qualified plans maintained by the Employer.

        4. Forfeitures. Forfeitures will be applied as specified in the Adoption Agreement. No forfeitures will occur solely as a result of an Employee's withdrawal of Employee contributions. Forfeitures will be allocated in the same proportion that a Participant's Compensation bears to the total Compensation of all Participants.

     c. Allocation of Employer Contributions

     Employer Contributions for each Plan Year shall be allocated as of the last day of such Plan Year (even though receipt of the Employer Contributions by the Trustee may take place after the close of such Plan Year) among the Employer Contributions Accounts of those Participants who either completed more than 500 hours of service or were actively employed by the Employer at the end of such Plan Year or meet such other test provided for in the Adoption Agreement.

     Notwithstanding the above, a Participant whose employment with the Employer terminates because of his retirement, Disability or death during the Plan Year is not required to fulfill the foregoing employment requirement to share in the allocation of Employer Contributions for such Plan Year.

     Employer Contributions will be allocated so that each Participant receives a proportionate amount of the total Employer Contribution equal to the ratio of his Compensation over the Compensation of all Participants for the Plan Year (Employer Contributions to a profit-sharing plan), or so that each Participant receives the percentage of his Compensation for the Plan Year specified in the Adoption Agreement (money purchase pension plan).

     d. Matching Contributions

     A. Amount of Contribution. If so chosen in the Adoption Agreement, for each matching period, as defined below, the Employer will make a Matching Contribution in cash on behalf of each Participant who makes Pre-Tax Contributions under Article 4 and/or After-Tax Contributions under Article 5 during such period. A Participant will be required to be an Employee on the last day of a matching period (or to have left employment during such period because of retirement, death or Disability) in order to receive a Matching Contribution for such period.

         The amount of such Matching Contribution will be as specified in the Adoption Agreement. The Employer will not make a Matching Contribution with respect to any Excess Contributions under section 4.8.

         The Plan Administrator will select the matching period, which may be the Plan Year or a period shorter than the Plan Year such as each month, three months (quarterly), four months (tri-annual) or six months (semi-annual). Matching contributions for a matching period will be transferred to the Trustee within a reasonable time after the end of such period. However, the total amount of the Employer's Matching Contributions for a Plan Year will be paid to the Trustee by the time specified in section 6.2.

         Matching Contributions shall be vested in accordance with the vesting schedule selected in the Adoption Agreement. In any event, Matching Contributions shall be fully vested at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of contributions by the Employer.

         B. Source of Contributions. In a profit-sharing or 1165(e) plan, the Matching Contributions required under this section will be limited to the Employer's Net Profits, as defined in section 6.2C.3.

         C. Use of Forfeitures. Any forfeitures which the Adoption Agreement specifies will be used to reduce the amount of contributions the Employer must make to the Plan, will be allocated to the accounts of Participants during the Plan Year to which the matching period belongs in the proportion that each Participant's Compensation bears to the total Compensation of all Participants for the Plan Year.

                                       g.

                                    ROLLOVERS

     a. Rollover Contributions

     A. With the approval of the Plan Administrator, an Employee may:

        1. make a rollover transfer to the Plan of cash in an amount which constitutes all of a qualifying rollover distribution, as defined in IRC Section 1165(b)(2); or

        2. cause any amount which could be rolled over to the Plan under subsection 1. to be transferred directly to the Trustee of the Plan from the Trustee or custodian of a Puerto Rico qualified plan or annuity.

     B. The Employer, the Plan Administrator and the Trustee have no responsibility for determining the propriety of, proper amount or time of, or status as a tax free transaction of any transfer under subsection A. above.

     C. If an Employee who is not yet a Participant makes a transfer under subsection a above, he will be considered to be a Participant with respect to administering such transferred amount only. He will not be a Participant for any other purpose of the Plan until he completes the participation requirements under Article 3.

     D. The Employer, Plan Administrator or Trustee in its discretion may direct the return to the Employee (or the retransfer to another Trustee or custodian designated by the Employee) of any transfer to the extent that such return is deemed necessary to insure the continued qualification of this Plan under IRC
Section 1165(a) or that holding such contribution hereunder would be administratively burdensome.

     E. The Plan Administrator will credit any Rollover Contribution to the Participant's Rollover Contributions Account as soon as practicable after receipt thereof by the Trustee. Any amounts separately accounted for under subsection A.2. above will be separately accounted for hereunder as subaccounts within the Employee's Rollover Contributions Account.

                                       h.

                                     VESTING

     a. Vesting

     A Participant will have a vested and nonforfeitable interest in that percentage of his Employer Contributions Account and/or Matching Contributions Account determined under the vesting schedule specified in the Adoption Agreement.

     b. Full Vesting

     Notwithstanding section 8.1, Participants will become fully vested in their Employer Contributions Account and/or Matching Contributions Account upon the earlier of (i) reaching Normal Retirement Age while still employed by the Employer; (ii) upon retirement at their Normal Retirement Date or at an Early Retirement Date as specified in the Adoption Agreement; (iii) upon Disability as defined in section 2.10; or (iv) upon death while still an Employee.

     c. Payment of Vested Interest

     A Participant's vested interest in his accrued benefit will be paid or payment will begin, on a date elected by the Participant in one or more of the methods described in section 10.1 as elected by the Participant subject to the rules of Article 10.

     d. Forfeiture of Non-Vested Interest

     A Participant who has separated from service will forfeit the non-vested portion of his accrued benefit on the earlier of (i) the day after he incurs a period of five consecutive breaks in service (as per section 3.4A. if the Plan counts service for vesting purposes using the hours of service method), or a Period of Severance of sixty (60) months (as per section 3.4B., if the Plan counts service for vesting purposes using the elapsed time method) or, (ii) the date the Participant receives a distribution of the Participant's entire nonforfeitable portion of his accrued benefit derived from Employer Contributions. Forfeitures will be applied as provided in Articles 6.2B.3. and 6.2C.4. of this Plan.

     e. Resumption of Employment

     A former Participant who returns to employment with the Employer after a period of less than five consecutive breaks in service (as per section 3.4A., if the Plan counts service for vesting purposes using the hours of service method) or a Period of Severance of sixty (60) months (as per section 3.4B., if the Plan counts service for vesting purposes using the elapsed time method) will receive credit for all his prior years of service for vesting purposes.

         If a Participant receives a distribution and resumes employment covered under the Plan before the Participant has 5 consecutive Breaks in Service (as per section 3.4A., if the Plan counts service for vesting purposes using the hours of service method) or a Period of Severance of sixty (60) months (as per section 3.4B., if the Plan counts service for vesting purposes using the elapsed time method), the Employer shall restore to the Participant's Employer Account an amount equal to the dollar amount of the Forfeitures from such accounts if the Participant repays to the Plan an amount equal to the dollar amount of the distributions from the Participant's Employer Account in accordance with this section 8.5. Such repayment must be made before the earlier of (a) 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or (b) the date the Participant incurs 5 consecutive Breaks in Service (as per section 3.4A., if the Plan counts service for vesting purposes using the hours of service method) or a Period of Severance of sixty (60) months (as per section 3.4B., if the Plan counts service for vesting purposes using the elapsed time method) following the date of distribution.

     f. Calculating Vested Interest After Withdrawal or Distribution

     A. This section applies only in cases in which the Plan Sponsor chooses in the Adoption Agreement the graded vesting schedule. Where a Participant's Employer Contributions Account and/or Matching Contributions Account is charged with a withdrawal or distribution at a time when he is not fully vested in such account, the remaining balance of the Participant in such account will be credited to a separate suspense account within the Participant's Employer Contributions Account and/or Matching Contributions Account, or accounting records will be maintained in a manner which has the same effect as establishing a separate suspense account. The Participant's vested interest in such separate suspense account will be determined in accordance with the following formula:

        X = P(AB + W/D) - W/D

     For purposes of the formula:

        1. "X" is the Participant's vested interest in the separate suspense account at the time the formula is applied;

         2. "P" is the Participant's vested percentage in his/her Employer Contributions Account and/or Matching Contributions Account at the time the formula is applied;

         3. "AB" is the balance in the separate suspense account at the time the formula is applied; and

         4. "W/D" is the amount withdrawn by, or distributed to, the Participant at the time the formula is applied.

         The term remaining balance as used in this section means a Participant's interest in his Employer Contributions Account and/or Matching Contributions Account remaining after a withdrawal or distribution of a portion or all of his vested interest therein.

                                       i.

                             IN-SERVICE WITHDRAWALS

     a. Withdrawal of Pre-Tax Contributions

     A. Amount. Except as otherwise provided in Section 9.1C., a Participant other than an Owner-Employee, may make in-service withdrawals from his Pre-Tax Contributions Account in the event of financial hardship only. The maximum withdrawal from the Participant's Pre-Tax Contributions Account is the smaller of the amount of his Pre-Tax Contributions, without earnings or investment gains, or the amount needed to alleviate his financial hardship. A Participant, however, may not apply for more than two (2) in-service withdrawals from his Pre-Tax Contributions Account in any Plan Year.

     B. Financial Hardship.

        1. An in-service withdrawal will be on account of financial hardship only if the Participant has an immediate and heavy financial need and the withdrawal is necessary to meet such need.

        2. A withdrawal will be deemed to be on account of an immediate and heavy financial need if it is occasioned by:

           a. a deductible medical expense incurred by the Participant, his spouse, or dependent;

           b. purchase of the Participant's principal residence (not including mortgage payments);

           c. tuition payments and educational expenses for the next twelve months of post-secondary education for the Participant, his spouse, children or dependents;

           d. rent or mortgage payments to prevent the Participant's eviction from or the foreclosure of the mortgage on his principal residence; or

           e. such other event or circumstances as the Puerto Rico Secretary of the Treasury through administrative determinations, notices or other documents of general application may permit.

        3. A withdrawal will be deemed necessary to satisfy the Participant's financial needs if:

              a. the Participant has made all non-financial hardship withdrawals and obtained all nontaxable loans available under all of the Employer's qualified retirement Plans; and each such other Plan which provides for Pre-Tax Contributions contains restrictions similar to those in section 4.4B.;

              b. the financial need cannot be satisfied through insurance reimbursement or compensation or through other means;

              c. the financial need cannot be satisfied through the reasonable liquidation of the Participant's assets to the extent the liquidation itself does not cause a financial hardship;

              d. the financial need cannot be satisfied by stopping all of the Participant's contributions to the Plan;

              e. the Participant has obtained all commercial loans available on reasonable commercial terms; or

              f. the Participant satisfies such other requirements as may be prescribed by the Puerto Rico Secretary of the Treasury.

           4. A Participant must establish to the Plan Administrator's satisfaction both that the Participant has an immediate and heavy financial need and that the withdrawal is necessary to meet the need, as provided in subsections 2. and 3. above.

              A Participant's application for a financial hardship withdrawal may be in writing on such form and containing such information (or other evidence or materials establishing the Participant's financial hardship) or through such other means as the Plan Administrator may require. The Plan Administrator's determination of the existence of and the amount needed to meet a financial hardship will be binding on the Participant.

        Any withdrawal under this section will be paid to the Participant as soon as practicable after the Plan Administrator's receipt of the Participant's withdrawal form.

        C. Withdrawals After Age 59 1/2.  Notwithstanding subsection B. above,

           1. to the extent provided in the Adoption Agreement, a Participant including an Owner-Employee may make in-service withdrawals from his Pre-Tax Contributions, Qualified Matching and/or Qualified Non-Elective Contributions Accounts after he has reached age 59-1/2; and

         2. a Participant may make in-service withdrawals from his Pre-Tax Contributions, Qualified Matching and/or Qualified Non-Elective Contributions Accounts under the following circumstances: (i) termination of the Plan without the establishment of a successor Plan; (ii) the sale or other disposition to an unrelated entity of substantially all of the assets used by the Employer in a trade or business, provided the Employee continues in employment with the purchaser of the assets; (iii) the sale or other disposition to an unrelated entity of a subsidiary of the Employer, provided the Employee continues in employment with the subsidiary.

      D. Spousal Consent to In-Service Withdrawals. If a withdrawal under this section is made from a Plan that is a restatement of an existing plan which provided for the payment of benefits in the form of an annuity that was not eliminated at the time of a restatement effective after December 31, 2001. A married Participant's spouse must consent to an in-service withdrawal under this section. Such consent must be in writing and witnessed by a notary public or the Plan Administrator (or any Plan representative appointed by the Plan Administrator for such purpose).

      E. Payment. Any withdrawal under this section will be paid to the Participant as soon as practicable after the Plan Administrator's receipt of a complete and accurate Participant's withdrawal form.

      F. Limitation on Future Contributions. A Participant who makes a hardship withdrawal under this section may not make a Pre-Tax Contribution and After-Tax Contribution for a period of up to 12 months following such in-service withdrawal. The Participant shall also be subject to the additional restrictions imposed on section 4.4B. of this Plan.

      G. Incorporation of Regulations. In administering the financial hardship withdrawal provisions, the Plan Administrator shall comply with the applicable IRC regulations which are incorporated herein by reference.

      b. Withdrawal of After-Tax Contributions

      A. Amount. A Participant whose employment has not terminated may upon reasonable advance written notice to the Plan Administrator withdraw all or any portion of his After-Tax Contributions Account to the extent not previously withdrawn. In the case of a Participant who is an Owner-Employee who has not reached the age of 59 1/2, the maximum amount that may be withdrawn is the Owner-Employee's After-Tax Contributions to the extent not previously withdrawn.

     B. Payment. Any withdrawal under this section will be paid to the Participant as soon as practicable after the Plan Administrator's receipt of a complete and accurate Participant's withdrawal form; however the Plan Administrator may approve an earlier payment of some or all of the amount to be withdrawn if such earlier payment would not be detrimental to the interests of the other Participants.

     C. Limitations. The Popular Master Plan Sponsor and the Plan Administrator may establish reasonable minimum withdrawal amounts and reasonable limitations on the frequency or number of withdrawals during a Plan Year. No forfeitures will occur solely as a result of an Employee's making an in-service withdrawal.

     c. Withdrawal of Matching Contributions

     A. Amount. A Participant other than a Participant who is an Owner-Employee who has not reached the age of 59 1/2 may make in-service withdrawals from his vested portion of his Matching Contributions Account to the extent provided in the Adoption Agreement for financial hardship situations, as defined in Section 9.1B. A Participant, however, may not apply for more than two (2) in-service withdrawals from his Matching Contributions Account in any Plan Year.

     Any withdrawal under this section will be paid to the Participant as soon as practicable after the Plan Administrator's receipt of a complete and accurate Participant's withdrawal form.

     d. Withdrawals of Profit-Sharing Contributions

     A. Amount. A Participant other than a Participant who is an Owner-Employee who has not reached the age of 59 1/2 may make in-service withdrawals from his vested portion of his Profit-Sharing Contributions Account to the extent provided in the Adoption Agreement forfinancial hardship situations, as defined in Section 9.1B. A Participant, however, may not apply for more than two (2) in-service withdrawals from his Profit Sharing Contributions Account in any Plan Year.

     Any withdrawal under this section will be paid to the Participant as soon as practicable after the Plan Administrator's receipt of the Participant's withdrawal form.

     e. Withdrawals of Rollover Contributions

     A. Amounts. A Participant may upon reasonable advance written notice to the Plan Administrator withdraw all or any portion of his Rollover Contributions Account. The Plan Administrator may establish reasonable minimum withdrawal amounts.

     B. Payment. Any withdrawal under this section will be paid to the Participant as soon as practicable after the Plan Administrator's receipt of a complete and accurate Participant's withdrawal form; however, the Plan Administrator may approve an earlier payment of all or some of the amount to be withdrawn if such earlier payment would not be detrimental to the interests of the other Participants.

                                       j.

                            DISTRIBUTION OF BENEFITS

     a. Methods of Distribution

     A. The distribution of benefits to which a Participant may become entitled shall be made in accordance with this Article 10.

        1. The benefits provided by the Plan shall be distributed under whichever of the following methods is elected in the Adoption Agreement:

           a. The purchase of a nontransferable, conventional fixed or variable annuity contract, providing payments at least annually, of such type and from such insurance company approved by the Plan Administrator;

           b. A single distribution of the entire vested balance then standing in the Participant's accounts; or

           c. Payments in monthly, quarterly, semiannual or annual installments of substantially equal designated amounts over a period of years certain not to exceed 10.

     If more than one method of distribution is elected in the Adoption Agreement, then, the Participants shall elect under which of those methods his or her benefits shall be distributed.

     Except in the case of a Participant in a profit sharing or 1165(e) version of this Popular Master Plan, retirement benefits to a married Participant will be paid in the form of a qualified joint and survivor annuity unless the Participant elects otherwise as provided in subsection A.2.b. below. Under a profit sharing or 1165(e) version of this Popular Master Plan, the Participant will receive his benefits in the form of a lump sum payment unless the profit sharing or 1165(e) Plan (i) elects periodical payments in monthly, quarterly, semiannual or annual installments of substantially equal amounts over a period of years certain not to exceed 10 or (ii) is a restatement of an existing plan which provided for payment of benefits in the form of an annuity that was not eliminated at the time of a restatement effective after December 31, 2001, in which case, this form of benefit will be preserved. If the Participant elects or is entitled to receive his accrued benefits under this Popular Master Plan in the form of a lump sum payment, such benefits shall be paid, at the Participant's discretion, in cash, common stock of the Plan Sponsor, if applicable, or a combination thereof. The value of the Participant's benefits shall be determined as provided in Article 9.2.B. of this Popular Master Plan.

         An election to receive a Plan distribution under any method set forth in this subsection A.1 for an Annuity Starting Date which occurs on or after the Participant's Normal Retirement Age, Early Retirement Age or Disability shall apply to all subsequent distributions made from the Participant's accounts. Except with respect to the payment of a qualified joint and survivor annuity pursuant to subsection A.2. below or a lump-sum distribution, the Participant shall in all cases elect a distribution method which requires that the present value of the payments to be made to the Participant exceed fifty percent (50%) of the present value of the total payments to be made to the Participant and his Beneficiary, determined as of the date such payments commence.

         2. If at any time the Participant elects or has elected that his benefits be paid through the purchase of an annuity, the Plan Administrator shall direct the Trustee to purchase an annuity contract in the form of a qualified joint and survivor annuity for all distributions to the Participant.

            a. The term "qualified joint and survivor annuity" means an annuity that commences immediately for the life of the Participant if he does not have an Eligible Spouse or, if he has an Eligible Spouse, an annuity that commences immediately, which is at least as valuable as any other alternate form of benefit payable under the Plan, for the joint lives of the Participant and his Eligible Spouse. Upon the election of the Participant, which may be made at any time and any number of times, the survivor annuity shall be fifty percent (50%) or one hundred percent (100%) of the amount of the annuity payable during the joint lives of the Participant and his Eligible Spouse, both of which shall be actuarially equivalent; provided that in the event no election is made, the survivor annuity shall be fifty percent (50%) of the amount payable during the Participant's and his Eligible Spouse's joint lives. In determining the Participant's interest subject to the qualified joint and survivor annuity requirement, any security interest held by the Plan by reason of a loan outstanding to the Participant shall reduce the Participant's interest if the security interest is treated as payment in satisfaction of the Plan loan to the Participant.

            b. Notwithstanding the foregoing, a Participant may elect to waive the qualified joint and survivor annuity and thereby receive an alternate form of distribution. Such waiver must be made within the ninety (90) day period ending on the Participant's Annuity Starting Date with respect to such benefit. A Participant may subsequently revoke an election to waive a qualified joint and survivor annuity and elect again to waive the qualified joint and survivor annuity at any time and any number of times prior to such Annuity Starting Date. All such elections and revocations shall be in writing. Any election to waive a qualified joint and survivor annuity (1) must specify the alternate form of distribution elected, (2) must be accompanied by the designation of a specific nonspouse beneficiary (including any class of beneficiaries or any contingent beneficiaries) who will receive the benefit upon the Participant's death, if applicable, and (3) must be accompanied by a Spousal Consent, to the extent required pursuant to section 2.53.

         B. If a Participant dies before the Annuity Starting Date with respect to such benefits, the portion of his vested accounts balances which are not currently being distributed in the form of a qualified joint and survivor annuity shall be distributed as provided in this subsection B.

            1. If the Participant is unmarried on the date of his death, his entire interest (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall be distributed to his Beneficiary in a single distribution or in installments at the time set forth in section 10.3.

            2. Except as provided in subsection 3 below, if the Participant is married on the date of his death, his entire interest (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall be distributed to his Beneficiary in a single distribution or in installments at the time set forth in section 10.3.

            3. If the Participant is married on the date of his death and the Plan is, with respect to the Participant, an offset plan or a direct or indirect transferee (in a transfer after December 31, 1984) of a defined benefit plan, a money purchase pension plan (including a target benefit plan), or a stock bonus or profit-sharing plan which otherwise would be required to provide for a life annuity form of payment to the Participant, then fifty percent (50%) of the Participant's vested interest as of the date of his death (or fifty percent (50%) of the amount of the Participant's accounts attributable to the transferred amount, if such transferred amount is separately accounted for and gains, losses, withdrawals, contributions, forfeitures, and other credits or charges are allocated on a reasonable basis between the transferred amount and other assets in the Participant's accounts) shall be applied toward the purchase of an annuity for the life of his Eligible Spouse (a "qualified pre-retirement survivor annuity") unless otherwise elected as provided below.
This Plan shall be considered to be an offset plan if it is used to offset benefits in a plan which is subject to the survivor annuity requirements with respect to the Participant whose benefits are offset. In determining the Participant's interest, any security interest held by the Plan by reason of a loan outstanding to the Participant shall reduce the Participant's interest if the security interest is treated as payment in satisfaction of the Plan loan to the Participant. The portion of the Participant's vested interest not applied to the purchase of the qualified pre-retirement survivor annuity shall be distributed to the Participant's Beneficiary as provided in subsection B.:

               a. Within the applicable notice period, each Participant shall be furnished with a written "notice of the qualified pre-retirement survivor annuity" in such terms and in such manner as would be comparable to the "general notice of distribution" provided pursuant to section 10.2A. This notice must be accompanied by a general description of the eligibility conditions, relative values, and other material features of each method of distribution under section 10.1A.1. The "applicable notice period" means, with respect to each Participant, whichever of the following periods ends last: (1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (2) the period commencing one year before an ending one year after the individual becomes a Participant; or (3) the period commencing one year before and ending one year after the annuity requirement of section 10.1A.1.a first applies to such Participant. In addition, the applicable notice period for a Participant who separates from service before attaining age 35 shall be the period beginning one year before and ending one year after the Participant's separation from service. Such notice shall be given to the Participant in person, by mailing, by posting, or by placing it in an Employer publication which is distributed in such a manner as to be reasonably available to such Participant. If the explanation is to be posted, it shall be posted at the location within the Participant's principal place of employment which is customarily used for employer notices to employees with regard to labor-management relations matters.

               b. A Participant may elect to waive a qualified pre-retirement survivor annuity, revoke such election, and elect again to waive the qualified pre-retirement survivor annuity at any time and any number of times during the applicable election period. All such elections and revocations shall be in writing. Any election to waive a qualified pre-retirement survivor annuity must be accompanied by (1) the designation of a specific nonspouse beneficiary (including any class of beneficiaries or any contingent beneficiaries) who will receive the benefit upon the Participant's death, if applicable, and (2) a Spousal Consent to the extent required by section 2.53. The "applicable election period" for the waiver of the qualified pre-retirement survivor annuity shall commence once the Participant receives a written explanation of such annuity as set forth in section 10.1B.3.a above or on the first day of the Plan Year in which the Participant attains age 35, whichever occurs earlier. Any waiver of the qualified pre-retirement survivor annuity made prior to the first day of the Plan Year in which the Participant attained age 35 shall become invalid as of such date and a new waiver must be issued in order for a waiver of a qualified pre-retirement survivor annuity to be effective.

               c. Except as provided in subsection d. below, the qualified pre-retirement survivor annuity benefit shall only apply to a Participant if he is credited with at least one Hour of Service with the Employer on or after August 23, 1984.

               d. If a Participant dies with an effective waiver of the qualified pre-retirement survivor annuity in force or the Eligible Spouse so elects after the Participant's death, his account shall be distributed in the manner specified for unmarried Participants in section 10.1B.1. above.

     b.   Time of Distribution to Participant

     A. The Plan Administrator must provide the Participant with "general notice of distribution" no less than thirty (30) and no more than ninety (90) days before the Participant's Annuity Starting Date. Such notice must be in writing and must set forth the following information: (i) an explanation of the eligibility requirements for, the material features of, and the relative values of the alternate forms of benefits available under section 10.1A., and (ii) the Participant's right to defer receipt of a Plan distribution under sections 10.2C. and D. If the Plan is a transferee or offset plan with respect to the Participant as set forth in section 10.1B.3, the general notice also shall include (a) the terms and conditions of a qualified joint and survivor annuity;
(b) the Participant's right to make, and the effect of, an election to waive the qualified joint and survivor annuity; (c) the rights of the Participant's Eligible Spouse; and (d) the right to make, and the effect of, a revocation of an election to waive a qualified joint and survivor annuity. Such notice shall be given to the Participant in person, by mailing, by posting, or by placing it in an employer publication which is distributed in such a manner as to be reasonably available to such Participant. If the notice is to be posted, it shall be posted at the location within the Participant's principal place of employment which is customarily used for employer notices to employees with regard to labor-management relation matters.

     B. Upon receipt of the general notice of distribution, a Participant may consent to receive a distribution of his vested accounts (based upon the valuation of his vested account as of the Valuation Date preceding his termination of service) as soon as practicable after his termination of service. Such consent may be in writing or in such other manner as the Plan Administrator may provide. A Participant's vested accounts shall be distributed in the manner set forth in section 10.1A. If at any time the Participant elects or has elected that his benefits be paid through the purchase of an annuity other than a qualified joint and survivor annuity, the Participant's consent to receive such distribution prior to his Normal Retirement Age must be accompanied by the written consent of the Participant's Eligible Spouse, if married, which is comparable to the Spousal Consent requirements in section 2.53.

     C. Subject to the maximum deferral requirements of sections 10.2E. and F., a Participant may elect to defer receipt of a Plan distribution, provided that such election is in writing, described the form of benefit payment, indicates the date the distribution is to commence, and is signed by the Participant. To the extent not consistent with section 10.2D. below, in the event that the Participant does not elect to defer receipt of his distribution, payment of the vested balance in the Participant's accounts shall begin no later than the 60th day after the latest of the close of the Plan Year in which:

          1. The Participant attains the earlier of age sixty-five (65) or Normal Retirement Age;

          2. Occurs the tenth (10th) anniversary of the year in which the Participant entered the Plan; or

          3.   The Participant terminates service with the Employer.

     D. In the event that the Participant has terminated service and the Participant (and the Eligible Spouse, if applicable) neither consents to receive a Plan distribution nor elects to defer receipt of a Plan distribution, the Participant's accounts shall be distributed in the normal benefit form as soon as practicable thereafter, but in no event before the date the Participant attains Normal Retirement Age, if such vested accounts exceed $5,000 (or, if the Participant's vested accounts exceeded $5,000 prior to such distribution, is less than or equal to $5,000 for distributions made after the initial distribution date). Effective January 1, 2002 and solely for distributions occurring after this date, in computing the value of a Participant's vested accounts to determine whether they exceed $5,000, Rollover Contributions and the earnings thereon shall be disregarded. For purposes of this section, "normal benefit form" shall mean a single distribution or, if the Plan is a transferee or offset plan with respect to the Participant as set forth in section 10.1A.1.a., a qualified joint and survivor annuity as set forth in section 10.1A.1.b. and 10.1A.2., respectively.

     E. If the form of distribution is other than a single distribution, then the Participant's entire interest shall be paid over a period not extending beyond the life (or the life expectancy) of the Participant and his Beneficiary. For purposes of this subsection, a Participant may elect (other than in the case of a life annuity) to have the life expectancy of either he or his spouse, or both, redetermined; provided, however, that if a timely election is not made, such redetermination shall not be made. A Participant's election to redetermine life expectancy shall be made no later than the time distributions are required to commence under subsection F. below, shall be irrevocable, shall specify the frequency with which redeterminations are to be made (not more frequently than annually), and shall require that such redeterminations be made from that date forward.

     F. Notwithstanding anything to the contrary contained in this Plan, distribution of the vested balance in the Participant's accounts, or the first installment of such distribution, shall be made or commenced, at the employee's option, on the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. If the amount of the required payment cannot be ascertained by the date payment is to be made or commenced, or if it is not possible to make such payment because of the Plan Administrator's inability to locate the Participant after making reasonable efforts to do so, a payment retroactive to the required commencement date shall be made no later than sixty
(60) days after the date the amount of such payment can be ascertained or the Participant is located.

     c.   Time of Distribution to Beneficiary

     A. A Participant's Beneficiary may consent to receive a distribution of the Participant's vested accounts balances which shall commence within ninety
(90) days (or within such longer period as is reasonable based on the particular facts and circumstances) after the Participant's death, to be distributed in the manner set forth in section 10.1B. If the Beneficiary is the Participant's Eligible Spouse, such consent must be comparable to the Spousal Consent requirements in section 2.53.

     B. A Beneficiary may elect to defer such distribution beyond the time specified in subsection A above, provided that such election is in writing, describes the form of benefit payment to be received, indicates the date distributions are to commence, is signed by the Beneficiary, and satisfied the requirements of subsection D. below.

     C. In the event that the Beneficiary neither consents to receive a Plan distribution nor elects to defer receipt of a Plan distribution, the Beneficiary shall receive a Plan distribution in the normal benefit form within ninety (90) days (or within such longer period as is reasonable based on the particular facts and circumstances) after the Participant's death. For purposes of this subparagraph, "normal benefit form" shall mean a single distribution and, to the extent required by section 10.1B.3., a qualified pre-retirement survivor annuity. Notwithstanding the foregoing but subject to subsection d. below, if the Beneficiary is the Participant's Eligible Spouse and the Plan is a transferee or offset plan with respect to the Participant as set forth in section 10.1A.1.a., the Beneficiary shall not receive a Plan distribution before the date the Participant attained or would have attained Normal Retirement Age if the Participant's vested accounts exceed $5,000 at the time of distribution (or, if the Participant's vested accounts exceeded $5,000 prior to such distribution, is less than or equal to $5,000 for distributions made after the initial distribution date). Effective January 1, 2002 and solely for distributions occurring after this date, in computing the value of a Participant's vested accounts to determine whether they exceed $5,000, Rollover Contributions and the earnings thereon shall be disregarded.

     D. Notwithstanding any provision of this Article to the contrary, any distribution to a Participant's Beneficiary must comply with the following requirements:

          1. If distributions to a Participant have begun and the Participant dies before the entire interest has been distributed to him, the remaining portion shall be distributed at least as rapidly as under the distribution method being utilized on the date of his death.

          2. Except as provided in subsection D.3. below, in no event shall distributions be made later than December 31 of the calendar year which contains the fifth anniversary of the Participant's death unless the Participant's designated Beneficiary elects to receive payments in substantially equal installments at least annually for a period not exceeding the Beneficiary's life expectancy, in which case the first installment must be made by December 31 of the calendar year immediately following the calendar year of the Participant's death. Any such election shall be made prior to the date the distribution is scheduled to commence.

          3. An Eligible Spouse who elects to receive installment payments as set forth in subsection D.2. above, over such Eligible Spouse's life expectancy (which may be redetermined no more frequently than annually) may defer commencement of payments until December 31 of the calendar year the deceased Participant would have attained age 70 1/2. Such an election shall be made by the earlier of (a) the date the distribution is required to commence under the preceding sentence, or (b) December 31 of the calendar year which contains the fifth anniversary of the Participant's death. An Eligible Spouse who elects to have her life expectancy redetermined must do so no later than the time distributions are required to commence under this subsection, at which time the election will be irrevocable and shall apply to all subsequent years; provided, however, that if no election is made by the time distribution is required to commence, life expectancy may not be redetermined. If the Eligible Spouse elects to defer such distribution in accordance with this subsection and the Eligible Spouse dies leaving an unpaid balance, the balance shall be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the Eligible Spouse's death to the Beneficiary designated by the Participant or, in the absence of such designation, to the estate of the Eligible Spouse.

     d.   Small Account Balances

     Notwithstanding anything to the contrary in sections 10.1, 10.2 and 10.3, if the Participant has terminated service or has died with a vested accounts balance of $5,000 or less on the date distributions commence, the entire value of the Participant's vested accounts shall be distributed in a single sum distribution as soon as practicable to the Participant, or, in the event of his death, to his Beneficiary. Effective January 1, 2002 and solely for distributions occurring after this date, in computing the value of a Participant's vested accounts to determine whether they exceed $5,000, Rollover Contributions and the earnings thereon shall be disregarded.

     e.   Nonliability

     Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Plan Administrator and the Employer, any of whom may require such Participant, legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt therefor in such form as shall be determined by the Trustee, the Plan Administrator, or the Employer, as the case may be. The Employer does not guarantee the Trust, the Participants, former Participants or their Beneficiaries against lost of or depreciation in value of any right or benefit that any of them may acquire under the terms of this Plan. All benefits payable hereunder shall be paid or provided for solely from the Trust, and the Employer does not assume any liability or responsibility therefor.

     f.   Missing Persons

     In the case of any benefit payable to a Participant, Beneficiary or any other person so entitled under this Plan, if the Plan Administrator is unable to locate the Participant, Beneficiary or person within six (6) months from the date a certified letter was mailed to such Participant, Beneficiary or other person notifying him of the benefit, the Plan Administrator shall utilize the United States Social Security Administration's ("SSA") services in forwarding a notice to the Participant's, Beneficiary's or person's last address in the SSA's records. Any fee payable for the SSA's service shall be charged to the missing Participant's, Beneficiary's or person's Account. If six (6) months after the date the SSA's services were used, the benefit remains unpaid the Plan Administrator shall direct the Trustee to establish a segregated account. This account shall share in the allocations of Trust income or loss on a segregated basis. The Trustee shall continue to maintain this segregated account until: (a) the

Participant, Beneficiary or person entitled to the benefit makes application therefore; or (b) the benefit reverts by escheat to the state, whichever occurs first.

     g.   Beneficiaries

     A. Designation of Beneficiary. Subject to the qualified pre-retirement survivor annuity and qualified joint and survivor annuity requirements set forth in this Article 10, a Participant shall have the right to designate, on forms provided by the Employer, a Beneficiary or Beneficiaries to receive the benefits herein provided in the event of this death (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) and to revoke such designation or to substitute another Beneficiary or Beneficiaries at any time. Notwithstanding the preceding sentence, if this Plan is not a transferee or offset plan with respect to the Participant, a married Participant's initial designation of a Beneficiary or change in Beneficiary designation to someone other than or in addition to his Eligible Spouse shall not be effective unless Spousal Consent is obtained.

     B. Absence of Valid Designation of Beneficiaries. If, upon the death of a Participant, former Participant or Beneficiary, there is no valid designation of Beneficiary on file with the Employer, the following shall be designated by the Plan Administrator as the Beneficiary or Beneficiaries, in order of priority:

          1.   The surviving spouse;

          2.   Surviving children, including adopted children, in equal shares;

          3.   Surviving descendants, per stirpes;

          4.   Surviving parents, in equal shares;

          5.   The Participant's estate;

          6.   The Beneficiaries estate.

     The determination of the Plan Administrator as to which persons, if any, qualify within the categories listed above shall be final and conclusive upon all persons.

     However if the Plan is established for an Owner-Employee such that the Owner-Employee is the sole Participant in the Plan, upon the death of the Owner-Employee, the Plan Administrator shall designate the Participant's estate as the Beneficiary.

                                       k.

                                      LOANS

     a.   In General

     If the Adoption Agreement so provides, loans will be available from the Plan. If loans are available, the Plan Administrator will establish guidelines and procedures for loans from the Plan to Participants in specific instances, which guidelines may include limitations on the number of loans that may be outstanding to a Participant at any time or on the frequency of loans. Each loan must be approved by the Plan Administrator and must conform to the loan guidelines and procedures. The guidelines and procedures must be formulated and administered so that they conform with ERISA Section 408(b)(1) and ERISA Reg.
(S)2550.408-1(d) and Article 1165-1(b)(9) of the Regulations issued under
Section 1165 of the IRC. In addition, the following requirements of this section must be satisfied.

     A. Loans are available to all Participants and any other person required by the United States Department of Labor on a reasonably equivalent basis. However, no loan will be made to a Participant who is an Owner-Employee or a shareholder-employee unless such person has at his expense obtained an administrative exemption from ERISA's prohibited transaction rules from the United States Department of Labor with respect to such loan, unless the United States Department of Labor has issued a prohibited transaction class exemption covering such loans. Any loan will be evidenced by a promissory note signed by the Participant.

     B. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to Non-Highly Compensated Employees.

     C. Loans are adequately secured and bear a reasonable rate of interest. However, no more than fifty percent (50%) of a Participant's non-forfeitable accrued benefit may be pledged as collateral.

     Each loan hereunder will be a Participant-directed investment for the benefit of the Participant requesting such loan; accordingly, any default in the repayment of principal or interest of any loan hereunder will reduce the amount available for distribution to such Participant (or his Beneficiary). Thus, any loan hereunder will be effectively and adequately secured by the Participant's accounts.

         D. A loan to a Participant (when added to the outstanding balance of all other loans from this Plan and any other qualified plan maintained by the Employer) shall not be in an amount that exceeds the lesser of:

            1. $50,000 reduced by the excess, if any, of:

               i. the highest outstanding balance of loans from the plan during the one-year period ending on the day before such loan is made, over

               ii. the outstanding balance of loans from the Plan on the date such loan is made; or

            2. fifty percent (50%) of the vested Participant's account balances.

         A Participant, however, may not have outstanding more than two (2) loans in any Plan Year.

         E. Except as provided in the next sentence, the maximum term of a loan will be five years. If a Participant requests a loan for the acquisition of the principal residence of the Participant, the maximum repayment period will be determined by reference to bank loans for the same purpose.

         F. In the event the Plan is subject to the requirements of ERISA
Section 205 (pertaining to qualified joint and survivor annuities), a Participant must obtain the consent of his or her spouse, if any, within the 90 day period before the time the account balance is used as security for the loan. A new consent is required if the account balance is used as security for any increase in the loan balance, for renegotiation, extension, renewal, or other revision of the loan. However, Spousal Consent is not necessary if the total amount of loans outstanding hereunder does not exceed $5,000. The consent of any subsequent spouse will not be necessary in order to foreclose the Plan's security interest in the Participant's account balance if the Participant's then spouse validly consented to the original use of the account balance as security (or if the Participant was unmarried at such time).

         If a valid Spousal Consent has been obtained in accordance with this section, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

         G. The Plan Administrator may require a Participant to agree to repay the principal and interest of a loan through regular payroll deduction payments. The Plan Administrator may establish back-up repayment procedures for Participants who do not make payroll deduction repayment; except as may otherwise be permitted under ERISA or the IRC, any such back-up procedures will provide for substantially level amortization payments made quarterly or more frequently. Any loan hereunder may be prepaid, in whole or in part, at any time without penalty. If a Participant's service as an Employee is terminated for any reason, the entire unpaid principal and interest of any loan then outstanding to such Participant will become immediately due and payable.

         If a Participant defaults on any payment of interest or principal of a loan hereunder or defaults upon any other obligation relating to such loan, the Plan Administrator may take (or direct the Trustee to take) such action or actions as it determines to be necessary to protect the interest of the Plan. Such actions may include commencing legal proceedings against the Participant, or foreclosing on any security interest in the Participant's account or other security given in connection with a loan hereunder. In the event of a default, foreclosure on the Participant's note and attachment of one or more of the Participant's accounts given as security will not occur until a distributable event occurs in the Plan.

         An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this section.

         H. In the case of any Participant with one or more loans outstanding hereunder, the amount available for distribution to such Participant (or his Beneficiary) will consist of the Participant's vested account balance(s) (not including the outstanding principal and accrued but unpaid interest on such loans), plus the notes representing such loans.

                                      l.

                                   INVESTMENTS

         a. In General

         A. Investment Funds will mean any investment fund or Employer Securities chosen in an addendum to the Adoption Agreement as an investment medium for the Plan. The Popular Master Plan Sponsor and the Plan Administrator shall have the discretion to make available and terminate such funds as they shall deem appropriate.

         B. The Popular Master Plan Sponsor may impose requirements concerning the investment funds or securities in which contributions to the Plan must be invested, and the Employer agrees to observe such requirements as a condition of participating in this Popular Master Plan. Subject to such requirements, the Employer may permit each Participant to direct the investment of some or all of the contributions to his accounts. To the extent that Participants do direct the investment of their accounts, it is intended that ERISA Section 404(c) apply to the Plan, and neither the Employer, the Plan Administrator, the Trustee, the Popular Master Plan Sponsor nor any other fiduciary will have any responsibility or liability for the Participant's exercise of such investment control or for any loss of diminution in value occasioned thereby.

         The Trustee shall be considered a directed Trustee unless it is otherwise agreed to by the parties in the Adoption Agreement.

         b. Participant Investment Directions

         A. If the Employer allows, amounts credited to a Participant's accounts will be invested in the investment funds selected for the Plan by the Plan Sponsor in accordance with the Participant's directions. Such Participant investment control may be permitted with respect to certain types of contributions but not others. Where allowed, a Participant's investment directions will govern the investment of contributions to his accounts and the transfer of amounts in one investment fund to another. Participants' exercise of investment control over their accounts will be subject to any rules of the Plan Administrator under section 12.3.

         B. Subject to the Popular Master Plan Sponsor's requirements under section 12.1B. above, the investment of any account over which the Participant does not exercise investment control under subsection A. above shall be made in the money market fund included in the investment funds chosen by the Plan Sponsor.

         c. Rules for Exercise of Investment Options

         Any designation of investments by the Participants will be subject to nondiscriminatory general rules established by the Plan Administrator and the Trustee; such rules may include; (a) restrictions on the minimum amount or percentage of any contribution which may be placed in any particular investment fund; (b) restrictions on the use of different amounts or percentages for different types of contributions; (c) minimums or maximums (or both) on the amount which may be invested or transferred to or from any particular investment fund; and (d) restrictions on the time and frequency of designations, changes in designations and transfers from one investment fund to another including the required advance notice.

         These rules may differ for different types of contributions. The effective date of any change in a Participant's election respecting allocation of contributions among investment funds or any transfer from one fund to another must coincide with a valuation date for each fund, unless the Plan Administrator, Popular Master Plan Sponsor and Trustee provide otherwise.

         d. Investment in Employer Stock

         A. Voting of Employer Stock Generally.

            Each Participant shall have the right and shall be afforded the opportunity to instruct the Trustee how to vote at any meeting of the shareholders of the issuer of Employer Stock the total number of shares of Employer Stock held in the Participant's Account. Instructions by Participants to the Trustee shall be in such form and pursuant to such requirements as the Plan Administrator and the Trustee may prescribe. Any such instructions shall remain in the strict confidence of the Trustee. Any share for which no such instructions are received by the Trustee shall not be voted by the Trustee.

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

         B. Tender of Exchange Offers.

            In the event of a tender or exchange offer for any or all shares of Employer Stock, the Plan Administrator and the Trustee shall notify each Participant or Beneficiary and utilize its best efforts to timely distribute or cause to be distributed to him such information as will be distributed to the shareholders of the issuer of the Employer Stock in connection with any such tender or exchange offer. Each Participant or his Beneficiary shall have the right to instruct the Trustee in writing not to tender or exchange shares of Employer Stock credited to his account under the Trust. The Trustee shall not tender or exchange any shares of common stock credited to a Participant's Account under the Trust unless instructions to tender or exchange such shares have been received.

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                                       m.

                                    ACCOUNTS

         a. Separate Accounts

         A. The Plan Administrator and the Trustee shall establish and maintain, where appropriate, separate accounts for each Participant, including Pre-Tax Contributions Account, After-Tax Contributions Account, Employer Contributions Account, Matching Contributions Account, and Rollover Contributions Account; a Participant's Rollover Contributions Account may contain subaccounts as provided in section 7.1. Earnings will be credited to such accounts (and subaccounts) in accordance with the provisions of this Article. Since these individual accounts are maintained only for accounting purposes, a segregation of the Trust assets within each account is not required.

         B. The Plan Administrator may itself maintain records of Participants' accounts or may arrange for such records to be maintained by an outside service provider (which may be the Popular Master Plan Sponsor or Trustee or a person contracted by the Popular Master Plan Sponsor or Trustee). If the Plan Administrator arranges with a service provider to maintain records of Participants' accounts, the Plan Administrator will provide such information as is necessary for the service provider to maintain such accounts as required herein.

         b. Valuation and Allocation of Earnings and Losses to Participants Accounts

         As of each Valuation Date, the Plan Administrator shall allocate to the account of each Participant the net earnings and gains or losses on the Participant's account received by the Trustee since the preceding Valuation Date.

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         c. Allocation of Expenses

         Any fees and expenses will be paid by the Trust unless the Employer elects to pay any or all such fees and expenses; in such event, any fee or expense not paid by the Employer will be paid from the Trust and will be allocated to the accounts of Participants or to collective investment funds in which accounts are invested in a manner which reasonably reflects the accounts and investment funds that generated such fees and expenses. Approximations may be used whenever its is not feasible to allocate such expenses on an exact basis. Recordkeeping expenses properly allocable to a Participant's Account, such as, but not limited to, loan originations fees, shall be so allocated and charged.

         If the Plan is terminated, amounts remaining in the Trust after all Participants' account have been distributed to the Participants in accordance with the Plan shall be distributed to the Employer.

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                                       n.

                               PLAN ADMINISTRATION

         a. Plan Administrator

         The Plan Sponsor will be the Plan Administrator for purposes of section 3(16) of ERISA, and any reference in this document or the Adoption Agreement to the Plan Administrator means the Plan Sponsor. The Plan Sponsor may in the Adoption Agreement designate an individual or a group of individuals acting as a committee to act on the Plan Sponsor's behalf in carrying out its duties as Plan Administrator. Such persons may, but need not, be Participants or Employees, partners, or officers of the an Employer. The Plan Sponsor will notify the Trustee of any such appointment. The Plan Sponsor may remove any such individual or committee member at any time with or without cause, by filing written notice of his removal with the Trustee. Any such individual or committee member may resign at any time by filing his written resignation with the Plan Sponsor and the Trustee. A vacancy however arising, will be filled by the Plan Sponsor.

         If the Plan Sponsor does not appoint an individual or committee to act for the Plan Sponsor, the Plan Sponsor will carry out the responsibilities of the Plan Administrator. If the Plan Sponsor is a sole proprietorship, in the event of the sole proprietor's death, his executor or administrator will be the Plan Administrator. If the Plan Sponsor is a partnership, in the event of the death of all the partners, the executor or administrator of the last to die will be the Plan Administrator.

         b. Plan Administration

         The Plan Administrator is a named fiduciary of the Plan. In addition, the Plan Administrator shall have the power and the duty to perform the following administrative functions according to the policies, interpretations, rules, practices and procedures established by the Plan Sponsor in accordance with the respective areas of named fiduciary responsibilities:

         A. Apply Plan rules determining eligibility for participation or benefits;

         B. Calculate service and compensation credits for benefits;

         C. Prepare employee communications materials;

         D. Maintain Participants' service and employment records;

         E. Prepare reports required by government agencies, which shall include maintaining records to demonstrate compliance with the Actual Deferral Percentage test of Article 4 of the Plan

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

that indicate the extent that Qualified Non-Elective Contributions and Qualified Matching Contributions were taken into account to satisfy such requirements;

         F. Calculate benefits;

         G. Orient new Participants and advise Participants regarding their rights and options under the Plan;

         H. Collect contributions and apply contributions as provided in the Plan;

         I. Prepare reports concerning Participants' benefits; and

         J. Process claims.

         The Plan Administrator (and those to whom it has delegated its authority) shall have vested in it under the terms of this Plan full discretionary and final authority when exercising its duties hereunder.

         c. Compensation and Expenses

         The Plan Administrator will serve without compensation unless otherwise determined by the Plan Sponsor, but no Employee of an Employer will be compensated for his service as Plan Administrator. All reasonable expenses of operating and administering the Plan will be paid by the Employer or from the assets of the Trust, as provided in section 13.3. Such expenses include the compensation of all persons employed or retained by the Plan Administrator (such as attorneys, accountants, actuaries, trustee or other consultants or specialists), premiums for insurance or bonds protecting the Plan and required by law or deemed advisable by the Plan Administrator, and all other fees, expenses or costs of Plan administration.

         d. Claims Procedures

         A. Filing of Claim. A Participant or Beneficiary who believes he is entitled to a benefit which he has not received may file a claim in writing with the Plan Administrator. The Plan Administrator may require a claimant to submit additional information, if necessary to process the claim. The Plan Administrator shall review the claim and render its decision within ninety (90) days from the date the claim is filed (or the requested additional information is submitted, if later), unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished the claimant within the initial ninety (90) day period. The notice shall indicate the special circumstances requiring the extension and the date

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

by which the Plan Administrator expects to reach a decision on the claim. In no event shall the extension exceed a period of ninety (90) days from the end of the initial period.

         B. Notice of Claim Denied. If the Plan Administrator denies a claim, in whole or in part, it shall provide the claimant with written notice of the denial within the period specified in subparagraph a. The notice shall be written in language calculated to be understood by the claimant, and shall include the following information:

            1. The specific reason for such denial;

            2. Specific reference to pertinent Plan provisions upon which the denial is based;

            3. A description of any additional material or information which may be needed to clarify or perfect the request, and an explanation of why such information is required; and

            4. An explanation of the Plan's review procedure with respect to the denial of benefits.

         C. Review Procedure. Any claimant whose claim has been denied, in whole or in part, shall follow those review procedures as set forth herein.

            1. A claimant whose claim has been denied, in whole or in part, may request a full and fair review of the claim by the Plan Administrator by making written request therefor within sixty (60) days of receipt of the notification of denial. The Plan Administrator, for good cause shown, may extend the period during which the request may be filed. The claimant shall be permitted to examine all documents pertinent to the claim and shall be permitted to submit issues and comments regarding the claim to the Plan Administrator in writing.

            2. The Plan Administrator shall render its decision within sixty
(60) days after receipt of the application for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the decision shall be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of a request for review. If an extension of time is necessary, written notice shall be furnished the claimant before the extension period commences.

            3. The Plan Administrator shall decide whether a hearing shall be held on the claim. If so, it shall notify the claimant in writing of the time and place for the hearing. Unless the claimant agrees to a shorter period, the hearing shall be scheduled at least fourteen (14) days after the

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

date of the notice of hearing. The claimant and/or his authorized representative may appear at any such hearing.

          4. The Plan Administrator shall send its decision on review to the claimant in writing within the time specified in his section. If the claim is denied, in whole or in part, the decision shall specify the reasons for the denial in a manner calculated to be understood by the claimant, referring to the specific Plan provisions on which the decision is based. The Plan Administrator shall not be restricted in its review to those provisions of the Plan cited in the original denial of the claim.

          5. If the Plan Administrator does not furnish its decision on review within the time specified in this subsection c., the claim shall be deemed denied on review.

     e.   Agent for Legal Process

     The Plan Sponsor shall be the agent for service of legal process.

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

                                       o.

                            AMENDMENT, TERMINATION OR
                     MERGER OF POPULAR MASTER PLAN AND PLAN

     a.   Amendment by Popular Master Plan Sponsor

     The Popular Master Plan Sponsor may amend any or all provisions of this Popular Master Plan at any time without obtaining the consent of the Employer, and the Employer hereby expressly delegates authority to amend this Popular Master Plan to the Popular Master Plan Sponsor.

     b.   Amendment by the Plan Sponsor

     Except for changes of design options selected in the Adoption Agreement, if the Plan Sponsor amends the Plan or non-elective portions of the Adoption Agreement it will no longer participate in this Popular Master Plan and will be considered to have an individually designed plan.

     c.   Restrictions on Amendments

     No amendment under section 15.1 or 15.2 will:

     A. cause or permit any part of the assets of the Trust to be diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries, or cause or permit any portion of such assets to revert to or become the property of the Employer;

     B. retroactively deprive any Participant of any benefit of which he was entitled hereunder by reason of contributions made by the Employer or the Participant before the amendment, unless such amendment is necessary to conform the Trust or Plan to, or satisfy the conditions of any law, governmental regulation or ruling or to permit the Plan and Trust to meet the requirements of ERISA and the IRC;

     C.   decrease a Participant's account balance, except as permitted in ERISA
Section 302(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit;

     D. if the vesting schedule of a Plan is amended, for an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, cause the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit to be less than his percentage computed under the Plan without regard to

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

such amendment; also, if an amendment affects the vesting schedule of a Plan, any Participant with three (3) or more Years of Service will have his vesting determined under the pre-amendment vesting schedule if this would result in such Participant having a greater vested interest then under the new vesting schedule.

     E.   eliminate an optional form of distribution in violation of ERISA
Section 204(g); or

     F. increase or otherwise affect the duties, liabilities or rights of the Trustee unless the Trustee consents thereto in writing.

     d.   Nonreversion

     Except as provided in this section, the assets of the Plan shall never inure to the benefit of an Employer; such assets shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying the reasonable administrative expenses of the Plan.

     A. If an Employer Contribution is made by virtue of a mistake of fact, to the extent permitted by applicable law, this section shall not prohibit the return of such contribution to the Employer within one (1) year after the payment of the contribution.

     B.   If a deduction for an Employer Contribution is disallowed under IRC
Section 1023(n), or any successor provision thereto, to the extent permitted by applicable law, the contribution shall be returned to the Employer (to the extent disallowed) within one (1) year after such disallowance.

     C. If the Plan is terminated amounts remaining in the Trust after all Participants' account have been distributed to the Participants in accordance with the Plan shall be distributed to the Employer.

     e.   Termination of the Plan

     Although the Plan Sponsor has established the Plan with the bona fide intention and expectation that it will be able to make contributions indefinitely, nevertheless the Plan Sponsor is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time. An Employer may in its sole and absolute discretion, discontinue such contributions or terminate the Plan with respect to its Employees, in accordance with the provisions of the Plan, at any time with no liability whatsoever for such discontinuance or termination. If the Plan is terminated or partially terminated, or if contributions of an Employer are completely discontinued, the rights of all affected Participants in their accounts shall thereupon

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

become nonforfeitable, notwithstanding any other provisions of the Plan. However, the Trust shall continue until all Participants' accounts have been completely distributed to or for the benefit of the Participants, in accordance with the Plan.

     f.   Disposition and Termination of the Plan

     A. Upon complete or partial termination of the Plan, the Plan Administrator will determine, subject to the joint and survivor rules of this Plan, whether to direct the Trustee to continue to hold the accounts of Participants affected by the termination or partial termination, to disburse them as immediate benefit payments, to purchase immediate or deferred annuity contracts, or to follow any other procedure he deems advisable. The Trustee will follow the directions of the Plan Administrator.

     B. For purposes of each Employer adopting the Plan, the Trustee created hereunder will terminate when all the assets in the Trust related to such Employer have been distributed.

     g.   Merger of Employer and Plan

     A. If the Employer merges or consolidates with or into a corporation, or if substantially all of the assets of the Employer are transferred to another business, the Plan hereby created shall terminate on the effective date of such merger, consolidation or transfer. However, if the surviving corporation resulting from such merger or consolidation, or the business to which the Employer's assets have been transferred, adopts this Plan, it shall continue and such corporation or business shall succeed to all rights, powers and duties of the Employer hereunder. The employment of any Employee who continues in the employ of such successor corporation or business shall not be deemed to have been terminated for any purpose hereunder.

     B. In no event shall this Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits to which the Participant would have been entitled, had this Plan been terminated immediately before such merger, consolidation, or transfer.

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

                                       p.

                   TRANSFERS FROM OR TO OTHER QUALIFIED PLANS

     a.   Transfers from Another Plan of the Employer

     A. Notwithstanding any other provision hereof, the Employer, with the approval of the Popular Master Plan Sponsor, may cause to be transferred to the Trustee all or any of the assets held (whether by a Trustee, custodian, or otherwise) under any other defined contribution Plan which satisfies the requirements of IRC Section 1165(a) and which is maintained by the Employer for the benefit of any of the Participants hereunder. If the Trustee is keeping separate accounts for each Participant, any such assets so transferred will be accompanied by written instructions from the Employer or Plan Administrator naming the Participants for whose benefit such assets have been transferred and showing separately the respective contributions by the Employer and by the Participants and the current value of the assets attributable thereto.

     B. Upon receipt of any assets transferred to it under subsection (a), the Trustee may sell any non-cash assets and invest the proceeds and any cash transferred to it. The Trustee will make appropriate credits to the proper accounts in accordance with the Employer's or Plan Administrator's instructions.

     b.   Transfers to Other Plans

     Upon the written request of the Employer, the Trustee will transfer an amount designated by the Employer to the Trustee or custodian of any other qualified Plan under which Plan Participants are covered.

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

                                       q.

                       QUALIFIED DOMESTIC RELATIONS ORDER

     a.   General

     A. The provisions of section 18.1 shall not be applicable to a Qualified Domestic Relations Order (as defined in section 17.2), and payment of benefits under the Plan shall be made in accordance with the terms of such order, provided that such order:

          1. creates or recognizes the existence of an alternate payee's (as defined in section 17.2) right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable to a Participant under the Plan;

          2.  clearly specifies:

              a. the name and the last known mailing address (if any) of the Participant and the name and mailing address of each alternate payee covered by the order;

              b. the amount or percentage of the Participant's benefits to be paid by the Plan to each such alternate payee or the manner in which such amount or percentage is to be determined;

              c. the number of payments or the period to which the order applies; and

              d.  the name of each plan to which such order applies;

          3. does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

          4. does not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

          5. does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be Qualified Domestic Relations Order.

     b.   Definitions

     A. The following terms shall have the following meanings for purposes of this Article:

          1. "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

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

          2. "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement), which:

              a. relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant;

              b. is made pursuant to a state domestic relations law (including a community property law); and

              c.  which meets the requirements of the foregoing section 17.1.

     c.   Payments after the Earliest Retirement Age

     A. In the case of any payment made before a Participant has separated from service, a Qualified Domestic Relations Order shall not be considered as failing to meet the requirements of section 17.1C. solely because such order requires that payment of benefits be made to an alternate payee:

          1. on or after the date on which the Participant first attains (or would have attained) the earliest retirement age;

          2. as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of benefits accrued); and

          3. in any form in which such benefits may be paid under the Plan to the Participant.

     d.   Treatment of Former Spouse as Surviving Spouse

     A.   To the extent provided in any Qualified Domestic Relations Order:

          1. the former spouse of a Participant shall be treated as a "surviving spouse" of such Participant for purposes of Section 205 of ERISA; and

          2. if married for at least one (1) year to the Participant, such former spouse shall be treated as meeting the requirements of Section 205(f) of ERISA.

     e.   Procedures

     The Plan Administrator shall promptly notify a Participant and any other alternate payee of the receipt of a domestic relations order and of the Plan's procedure for determining whether the order meets the requirements of a Qualified Domestic Relations Order under this Article. Within a reasonable period of time after the receipt of such order, the Plan Administrator, in accordance with

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

such procedures as it shall from time to time establish, shall determine whether such order meets the requirements of a Qualified Domestic Relations Order under this Article and shall notify the Participant and each alternate payee of such determination.

     f.   Procedures During Period of Determination

     During any period of time in which the issue of whether a domestic relations order meets the requirements of a Qualified Domestic Relations Order under this Article is being determined by a court of competent jurisdiction, the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order under this Article. If within eighteen (18) months such order is determined to be a Qualified Domestic Relations Order under this Article, the Plan Administrator shall instruct the Trustee to pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within eighteen (18) months it is determined that such order is not a Qualified Domestic Relations Order under this Article, or the issue as to whether such order so qualifies is not resolved, then the Plan Administrator shall instruct the Trustee to pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order under this Article which is made after the end of the eighteen (18) month period, shall be applied prospectively only.

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

                                       r.

                                  MISCELLANEOUS

     a.   Non-Alienation and Non-Assignment of Benefits

     Except as provided in Article 17, no benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, nor shall any benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit; and in the event that the Plan Administrator shall find that any Participant or other person entitled to a benefit under this plan has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of his benefits under this Plan, then such benefit shall cease and terminate and in that event the Plan Administrator shall hold or apply the same to or for the benefit of such Participant or such other person, his spouse, children, parents or other blood relatives, or any of them.

     b.   Limitation on Rights Created by Plan

     A. The adoption and maintenance of the Plan and Trust will not be construed to give a Participant the right to continue in the employ of the Employer or to interfere with the right of the Employer to discharge, lay off or discipline a Participant at any time, or give the Employer the right to require any Participant to remain in its employ or to interfere with the Participant's right to terminate his employment.

     B. The adoption and maintenance of the Plan and Trust, the creation of any account or the payment of any benefit will not be construed as creating any legal or equitable right against the Employer or the Trust except as this Plan specifically provides.

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

     C. The Employer, the Trustee, the Plan Administrator and the Rollover Contributions Account do not guaranty the payment of benefits hereunder and benefits will be paid only to the extent of the assets of the Trust. It is a condition of participation in the Plan that each Participant (and his Beneficiary or anyone else claiming through him) will look only to the assets of the Trust for the payment of any benefit to which he or his Beneficiary or other person is entitled.

     c.   Allocation of Responsibilities

     The Employer, the Trustee and the Plan Administrator will each have only those duties and responsibilities specifically allocated to each of them under the Plan. There will be no joint fiduciary responsibility between or among fiduciaries unless specifically stated otherwise. Any person may serve in more than one fiduciary capacity.

     d.   Current Address of Payee

     The Plan Administrator, the Trustee and the Employer have no obligation to locate any person entitled to payments hereunder and will be fully protected if all payments, notices and other papers are mailed to the last address of which such person has notified the Plan Administrator in writing, or are withheld pending receipt of proof of his current address and proof that he is alive.

     e.   Application of Plan's Terms

     A. If an Employee retired, died or otherwise terminated his service before the Effective Date of the Plan, the Employee and his beneficiaries will receive no benefits and will have no rights under the Plan.

     B. If an Employee retires, dies or otherwise terminates his service on or after the Effective Date of the Plan, the benefits and rights of the Employee and his beneficiaries will be determined in accordance with the terms of the Plan that are in effect on the date of such termination of service.

     C. The allocations to a Participant's account for any year of reference will be determined in accordance with the terms of the Plan that are in effect for such year.

     f. Employers with Employees within and without Puerto Rico or that are members of an affiliated group of corporations or partnerships

     A. The satisfaction of the participation and non-discrimination requirements of Sections 1165(a)(3)(A), 1165(a)(4), and 1165(e)(3) of the IRC shall be determined by taking into the

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

account the active Employees that the Employer has in Puerto Rico. Notwithstanding the above, in the case of an Employer having Employees within and without Puerto Rico or that are members of an affiliated group of corporations or partnerships (within the meaning of Section 1028 of the IRC) that adopt the same plan, said Employer or Employers may elect to meet the above mentioned requirements as follows:

          1. By taking into the account all the active Employees (employed within and without Puerto Rico) of the Employers or of each individual employer;

          2. By taking into the account all the Employees of the affiliated group of corporation or partnerships (even if some of the members of the affiliated group of corporations or partnerships have no Employees in Puerto
Rico);

          3. By taking into the account all the Employees of those members of the affiliated group of corporations or partnerships having Employees in Puerto Rico; or

          4. By taking into the account all the Employees employed by the members of the affiliated group of corporations or partnerships in Puerto Rico.

     The above-mentioned options shall be available as long as the Plan offers to the Puerto Rico resident Employees the same benefits offered to those Employees located outside of Puerto Rico.

     g.   USERRA

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with the Uniformed Services Employment and Reemployment Rights Act, effective for employment on or after December 12, 1994.

                                       75